Exhibit 10.2

LEASE AGREEMENT

Ardenwood IV-8

i	Initial: /S/ JA; RP; VP

Ardenwood IV-8

13.	TAXES		18

	A.	Real Property Taxes	18

	B.	Taxes on Tenant’s Property	18

14.	ASSESSMENT CREDITS		19

15.	LIABILITY INSURANCE		19

16.	TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE		19

17.	PROPERTY INSURANCE		19

18.	INDEMNIFICATION		20

19.	COMPLIANCE		21

20.	LIENS		21

21.	ASSIGNMENT AND SUBLETTING		22

	A.	Requirements	22

	B.	Grounds to Refuse Proposed Transfer	23

	C.	Voluntary Termination of Lease – Required Sublease Language	23

	D.	State of Incorporation Change; Name Change	24

	E.	Permitted Transfers	24

22.	SUBORDINATION AND MORTGAGES		25

23.	ENTRY BY LANDLORD		25

24.	BANKRUPTCY AND DEFAULT		25

25.	ABANDONMENT		27

26.	DESTRUCTION		28

27.	EMINENT DOMAIN		29

28.	SALE OR CONVEYANCE BY LANDLORD		29

29.	ATTORNMENT TO LENDER OR THIRD PARTY		30

30.	HOLDING OVER		30

31.	CERTIFICATE OF ESTOPPEL		30

32.	CONSTRUCTION CHANGES		30

33.	RIGHT OF LANDLORD TO PERFORM		31

34.	ATTORNEYS’ FEES		31

35.	WAIVER		31

36.	NOTICES		31

37.	EXAMINATION OF LEASE		32

ii	Initial: /S/ JA; RP; VP

Ardenwood IV-8

38.	DEFAULT BY LANDLORD		32

39.	CORPORATE AUTHORITY		33

40.	LIMITATION OF LIABILITY		33

41.	SIGNS		34

42.	CONSENT		34

43.	AUTHORITY TO EXECUTE		34

44.	HAZARDOUS MATERIALS		35

45.	BROKERS		37

46.	ASSOCIATION DUES		38

47.	OPTION TO EXTEND LEASE FOR FIVE (5) OR TEN (10) YEARS		38

	A.	Notice; Deadline	38

	B.	Notice and Acceptance of Terms	38

	C.	Personal Nature of Option to Extend	39

	D.	Loss of Option to Extend Right	39

48.	RIGHT OF FIRST REFUSAL TO LEASE		40

49.	RIGHT OF FIRST REFUSAL TO PURCHASE THE LEASED PROPERTY		41

	A.	Notice and Acceptance of Terms	41

	B.	Personal Nature of Right of First Refusal to Purchase	41

	C.	Loss of Right of First Refusal to Purchase	41

50.	PERSONAL PROPERTY OF LANDLORD		41

51.	WALK WAY		42

52.	ROOF TOP USE.		42

53.	FIBER-OPTIC CABLE		43

54.	MISCELLANEOUS AND GENERAL PROVISIONS		44

	A.	Use of Building Name	44

	B.	Premises Address	44

	C.	Choice of Law/Venue; Severability	44

	D.	Definition of Terms	44

	E.	Time Of Essence	44

	F.	Quitclaim	44

	G.	Incorporation of Prior Agreements; Amendments	45

	H.	Conditions to Indemnification	45

	I.	Recording	45

	J.	Amendments for Financing	45

	K.	Clauses, Plats and Riders	45

	L.	Diminution of Light, Air or View	45

iii	Initial: /S/ JA; RP; VP

iv	Initial: /S/ JA; RP; VP

LEASE AGREEMENT

THIS “LEASE”, made this 19th day of April, 2013, between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord, and ELECTRONICS FOR IMAGING, INC., a Delaware corporation, hereinafter called Tenant.

WITNESSETH:

For valuable consideration, the receipt and sufficiency of which are conclusively acknowledged, Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in Red on Exhibit A, attached hereto and incorporated herein by this reference thereto more particularly described as follows:

A portion of that certain 108,166+ square foot, two-story building (“Building”) located at 6700 Dumbarton Circle, Fremont, California 94555, consisting of approximately 58,560+ square feet of space (with 55,737+ square feet on the second floor of the Building and 2,823+ square feet on the first floor of the Building including Tenant’s Proportionate Share of the Common Area of the Building) and the Personal Property of Landlord pursuant to Paragraph 50 (Personal Property of Landlord). Tenant’s leased portion of the Building is more particularly shown within the area outlined in Red on Exhibit A attached hereto. The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on Exhibit A attached hereto (“Parcel”). The Premises shall be improved by Landlord pursuant to the Construction Agreement of even date herewith, a copy of which is attached hereto as Exhibit D (the “Construction Agreement”), and subject thereto and to the provisions of this Lease (including Paragraph 6 (As-Is Basis)), is leased on an “as-is” basis, and in the configuration as shown in Red on Exhibit B-1 attached hereto; Exhibit B-1 which reflects the current shell plan shall be replaced with Exhibit B, which will reflect the interior configuration and shall be attached hereto as Exhibit B once said Exhibit B is completed and approved by Tenant and Landlord in accordance with the terms of the Construction Agreement.

The word “Premises” as used throughout this Lease is hereby defined to include the leased portion of the Building as referenced above, the nonexclusive use of parking, landscaped areas, sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly over such sidewalks and driveways and the common ingress and egress areas reflected in Yellow on Exhibit A that service the Premises and the adjacent property known as 6750 Dumbarton Circle, Fremont, CA. The gross leasable area of the Building has been measured by Landlord from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered Building loading areas, and Landlord agrees to be bound by the area measurements of the Building and the Premises as set forth above.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and each of Landlord and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

Multi Tenant/Single Parcel	Page 1 of 55	Initial: /S/ JA; RP; VP

1. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, research and development and storage uses necessary for Tenant to conduct Tenant’s business, provided that such approved uses shall be in accordance with all current and future applicable governmental laws and ordinances and zoning restrictions, and for no other purpose. Notwithstanding anything to the contrary herein, in no event shall any or all of the Premises be allowed, authorized and/or used for daycare and/or any other child care purpose and] Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law for which Tenant is obligated to comply under the terms of this Lease. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. Landlord has provided a copy of said CC&R’s to Tenant. In the event the CC&R’s are subsequently amended, (i) said CC&R’s shall be applicable to all tenants within the Building and (ii) said CC&R’s shall not reduce Tenant’s rights or increase said rights, in a material respect, Landlord shall provide a copy of the amended CC&R’s to Tenant. The provisions of this Paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

2. TERM.

A. Scheduled Lease Term. Subject to Paragraph 47 (Option to Extend Lease for Five (5) or Ten (10) Years), the “Term” of this Lease shall be for a period of fifteen (15) years (unless sooner terminated or extended as hereinafter provided) and, subject to Paragraphs 2.B and C and 3, shall commence on the 1st day of September, 2013 (the “Commencement Date”) and end on the 31st day of August, 2028 (the “Termination Date”).

B. Tender of Possession. Notwithstanding the scheduled Commencement Date in Paragraph 2.A, the actual Commencement Date shall occur, and possession of the Premises shall be tendered by Landlord to Tenant when the first of the following occurs:

(a) When the Landlord Interior Improvements have been Substantially Completed (as defined in the Construction Agreement) and Landlord has delivered the Premises to Tenant, in accordance and compliance with Paragraph 6.B (As Is: Interior Improvements to be Constructed by Landlord) and Paragraph 1.B (Landlord Interior Improvements) of the Construction Agreement; or

Multi Tenant/Single Parcel	Page 2 of 55	Initial: /S/ JA; RP; VP

(b) Upon the occupancy of the Premises by any of Tenant’s operating personnel for the conduct of any of its business; or

(c) As otherwise agreed in the Lease and/or in writing.

C. Early Entry: Upon receipt of written notice from Landlord (by U.S. Mail, facsimile or electronic mail) that the Premises is available for Tenant’s entry, Tenant and its agents and contractors shall be permitted to enter the Premises prior to the Commencement Date for the purpose of constructing its improvements, if any, in the Premises and/or installing at Tenant’s sole cost and expense, Tenant’s trade fixtures and equipment, telephone equipment, security systems and cabling for computers (“Early Entry Date”). If applicable, Landlord shall notify Tenant of the Early Entry Date not less than ten (10) days prior to the date Landlord anticipates achieving Substantial Completion of the Landlord Interior Improvements. Such entry shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Rent on account thereof, provided none of Tenant’s operating personnel occupy said Premises; except as necessary to prepare the Premises for the conduct of Tenant’s business therein. Any entry or installation work by Tenant and its agents in the Premises pursuant to this Paragraph 2.C shall (i) be undertaken at Tenant’s sole risk, (ii) not interfere with or delay Landlord’s Interior Improvements, and (iii) not be deemed occupancy or possession of the Premises for purposes of the Lease. Tenant shall indemnify, defend, and hold Landlord harmless from any and all loss, damage, liability, expense (including reasonable attorney’s fees), claim or demand of whatsoever character, direct or consequential, including, but without limiting thereby the generality of the foregoing, injury to or death of persons and damage to or loss of property arising out of the exercise by Tenant of any early entry right granted hereunder. In the event Tenant’s work in said Premises delays the completion of Landlord’s Interior Improvements, Landlord’s Interior Improvements, then for purposes of Paragraph 2.B(a) above, the Landlord’s Interior Improvements shall be deemed to have been Substantially Completed on the date such Substantial Completion would have occurred but for the actual delay caused by Tenant. It is the intent of the parties hereto that the Commencement of the Lease and Tenant’s obligation to pay Rent under the Lease not be delayed by any of such causes or by any other act of Tenant and, in the event it is so delayed, the Lease and Tenant’s obligation to pay Rent under the Lease shall commence as of the date it would otherwise have commenced regardless of the construction status of said interior improvements completed or to be completed by Tenant or Landlord as the case may be.

It is agreed in the event the Commencement Date is a date other than the first day of the month the Term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be prorated (for the number of days in the partial month) at the Basic Rent rate scheduled for the scheduled Commencement Date as shown in Paragraph 4.A, and such prorated Basic Rent shall be due on the first day following the end of the Basic Rent Abatement Period.

3. POSSESSION. Subject to Paragraph 2.C (Term: Early Entry) above and the terms and conditions stated herein, if Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant at the scheduled Commencement Date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2.B above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed ninety (90) days from the latter of (i) the scheduled Commencement Date or (ii) the date this Lease is executed by all parties hereto (except for those delays caused by Tenant, Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control (“Force Majeure Delays”) shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease; provided Tenant submits said notice to Landlord prior to the expiration of said ninety (90) day period as may be extended by Force Majeure Delays.

Multi Tenant/Single Parcel	Page 3 of 55	Initial: /S/ JA; RP; VP

4. RENT.

A. Basic Rent. Subject to the potential increase and/or decrease of the Aggregate Rent as provided for in the Lease, Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the Premises the total sum of EIGHTEEN MILLION FIVE HUNDRED TWENTY-SIX THOUSAND TWO HUNDRED FORTY-FIVE AND 48/100 DOLLARS ($18,526,245.48) (the “Aggregate Basic Rent”) in lawful money of the United States of America, payable as follows:

Basic Rent Abatement. From the scheduled Commencement Date through August 31, 2016 (the “Basic Rent Abatement Period”), the monthly Basic Rent of (i) $99,552.00 ($1.70 per square foot) for the period September 1, 2013 through August 31, 2014, (ii) $102,538.56 ($1.751 per square foot)for the period September 1, 2014 through August 31, 2015 and (iii) $105,614.72 ($1.804 per square foot) for the period September 1, 2015 through August 31, 2016 shall be abated and no Basic Rent will be due (the “Basic Rent Abatement”) during the Basic Rent Abatement Period; however, Tenant will be responsible for all Additional Rent expenses as outlined in Paragraph 4.D and the fixed monthly Management Fee as outlined in Paragraph 4.E from the Commencement Date of the Lease. The Basic Rent Abatement is conditioned upon Tenant not committing default in the payment of Basic Rent due Landlord throughout the initial Term of the Lease. If Tenant commits an act of monetary default in the payment of the Basic Rent at any time during the initial Term and fails to cure said monetary default within the Special Default Period (as defined below), then (i) Tenant shall immediately pay to Landlord, upon demand, a sum equal to the total amount of Basic Rent Abatement which has been used by Tenant as of the date of the occurrence of such event of monetary default, and (ii) all of the Basic Rent Abatement which has not been used by Tenant as of the date of the occurrence of such event of monetary default shall thereby automatically terminate and become null and void, and Tenant shall thereafter pay all Basic Rent when due under this Lease, without regard to the Basic Rent Abatement provisions of this Lease. For example, if Tenant fails to cure a monetary default under the Lease on September 1, 2016, Tenant shall pay to Landlord, upon demand, the Basic Rent Abatement for the period of September 1, 2013 through August 31, 2016 in the amount of $3,692,463.36 ((i) $1,194,624.00 for the period September 1, 2013 through August 31, 2014 (12 months x $99,552.00), (ii) $1,230,462.72 for the period September 1, 2014 through August 31, 2015 (12 months x $102,538.56) and (iii) $1,267,376.64 for the period September 1, 2015 through August 31, 2016 (12 months x $105,614.72)). As used in this Lease, the “Special Default Period” shall begin on the date Landlord delivers to Tenant written notice of delinquency in the payment of Basic Rent, which notice must include in capital letters with bold face type the following: “THIS NOTICE INVOKES A SPECIAL DEFAULT PERIOD AND WILL RESULT IN TENANT’S FORFEITURE OF THE BASIC RENT ABATEMENT IF THE BASIC RENT SPECIFIED HEREIN AS DELINQUENT IS NOT PAID WITHIN THE SPECIAL DEFAULT PERIOD;” and such Special Default Period shall end five (5) business days after a copy of such notice has been delivered to Tenant’s Chief Executive Officer by the delivery method provided in Paragraph 36 (Notices).

Multi Tenant/Single Parcel	Page 4 of 55	Initial: /S/ JA; RP; VP

Basic Rent Schedule.

On September 1, 2016, the sum of ONE HUNDRED EIGHT THOUSAND SEVEN HUNDRED EIGHTY-THREE AND 16/100 DOLLARS ($108,783.16) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2017.

On September 1, 2017, the sum of ONE HUNDRED TWELVE THOUSAND FORTY-SIX AND 65/100 DOLLARS ($112,046.65) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2018.

On September 1, 2018, the sum of ONE HUNDRED FIFTEEN THOUSAND FOUR HUNDRED EIGHT AND 05/100 DOLLARS ($115,408.05) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2019.

On September 1, 2019, the sum of ONE HUNDRED EIGHTEEN THOUSAND EIGHT HUNDRED SEVENTY AND 29/100 DOLLARS ($118,870.29) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2020.

On September 1, 2020, the sum of ONE HUNDRED TWENTY-TWO THOUSAND FOUR HUNDRED THIRTY-SIX AND 40/100 DOLLARS ($122,436.40) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2021.

On September 1, 2021, the sum of ONE HUNDRED TWENTY-SIX THOUSAND ONE HUNDRED NINE AND 50/100 DOLLARS ($126,109.50) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2022.

On September 1, 2022, the sum of ONE HUNDRED TWENTY-NINE THOUSAND EIGHT HUNDRED NINETY-TWO AND 78/100 DOLLARS ($129,892.78) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2023.

On September 1, 2023, the sum of ONE HUNDRED THIRTY-THREE THOUSAND SEVEN HUNDRED EIGHTY-NINE AND 56/100 DOLLARS ($133,789.56) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2024.

On September 1, 2024, the sum of ONE HUNDRED THIRTY-SEVEN THOUSAND EIGHT HUNDRED THREE AND 25/100 DOLLARS ($137,803.25) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2025.

On September 1, 2025, the sum of ONE HUNDRED FORTY-ONE THOUSAND NINE HUNDRED THIRTY-SEVEN AND 35/100 DOLLARS ($141,937.35) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2026.

On September 1, 2026, the sum of ONE HUNDRED FORTY-SIX THOUSAND ONE HUNDRED NINETY-FIVE AND 47/100 DOLLARS ($146,195.47) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2027.

On September 1, 2027, the sum of ONE HUNDRED FIFTY THOUSAND FIVE HUNDRED EIGHTY-ONE AND 33/100 DOLLARS ($150,581.33) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2028; or until the entire aggregate sum of EIGHTEEN MILLION FIVE HUNDRED TWENTY-SIX THOUSAND TWO HUNDRED FORTY-FIVE AND 48/100 DOLLARS ($18,526,245.48) has been paid (as said Aggregate Basic Rent may be increased or decreased by the terms of this Lease).

Multi Tenant/Single Parcel	Page 5 of 55	Initial: /S/ JA; RP; VP

Subject to the terms of the Lease, in the event the Lease does not commence on the scheduled Lease Commencement Date, the Basic Rent and Basic Rent Abatement schedules above shall be modified to reflect the actual Commencement Date and the revised Termination Date but in no event will the Lease be for an initial term of less than fifteen (15) years. Furthermore, the Aggregate Basic Rent specified above may be increased or decreased pursuant to provisions elsewhere in this Lease and in no case shall references to the Aggregate Basic Rent be construed to alter or otherwise affect such increase or decrease in the Basic Rent to be paid under this Lease.

B. Time for Payment. Full monthly Rent is due in advance on the first day of each calendar month. In the event that the Term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the Term hereof Tenant shall pay to Landlord as Rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly Rent hereunder for the number of days between such date of commencement and the first day of the next succeeding calendar month. In the event that the Term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the Term hereof Tenant shall pay to Landlord as Rent for the period from said first day of said last calendar month to and including the last day of the Term hereof that proportion of the monthly Rent hereunder for the number of days between said first day of said last calendar month and the last day of the Term hereof.

C. Late Charge. Notwithstanding any other provision of this Lease, if Landlord (or Landlord’s agent if Landlord has instructed Tenant to make any payment of Rent and/or other amounts due under the Lease directly to Landlord’s agent) does not receive payment of Rent as set forth in this Paragraph 4 and/or other amounts due under the Lease within ten (10) days of the due date, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent Rent and/or other amounts that may be due, a late charge for each Rent and/or other payment not received by Landlord (or Landlord’s agent if Landlord has instructed Tenant to make any payment of Rent and/or other amounts due under the Lease directly to Landlord’s agent) within ten (10) days of the due date (“Grace Period”). Said late charge shall equal ten percent (10%) of each payment not received by Landlord prior to the expiration of the Grace Period (“Late Charge”). Said Late Charge shall be paid by Tenant within thirty (30) days after presentation of an invoice from Landlord or Landlord’s agent setting forth the amount of said Late Charge. Landlord’s failure to issue a Late Charge invoice in the month of any late payment shall not be considered a waiver of Landlord’s right to collect said Late Charge unless Landlord fails to issues a Late Charge invoice within twelve (12) months after the due date of the delinquent payment. However, no Late Charge shall apply to the first late payment of Rent within any twelve (12) month period of the Term unless Landlord gives Tenant written notice of the delinquency and Tenant fails to pay the delinquent amount within three (3) business days after such notice.

D. Additional Rent. Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:

(a) All Taxes relating to the Premises as set forth in Paragraph 13, and

(b) All insurance premiums for the respective insurance year and deductibles relating to the Premises, as set forth in Paragraph 17, and

(c) Tenant’s Proportionate Share of all prorated costs and expenses related to the Ardenwood Property Owners’ Association as set forth in Paragraph 46 (Association Dues), and

Multi Tenant/Single Parcel	Page 6 of 55	Initial: /S/ JA; RP; VP

(d) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Rent.

References to “Proportionate Share” herein and throughout the Lease shall mean the Proportionate Share allocated to the Premises based on (a) the total square footage of Tenant’s Premises as a percentage of the total square footage of the Building (58,560+ square foot Premises divided by 108,166+ square foot Building equals 54.14%) or (b) if Proportionate Share allocation is inequitable, then such other equitable basis as reasonably calculated by Landlord. Landlord shall include on those invoices to Tenant with allocations of any amounts under clause (b) of the preceding sentence a reasonably detailed explanation as to why such adjustment is needed to achieve an equitable allocation of costs.

The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within ten (10) days for taxes and insurance and within thirty (30) days for all other Additional Rent items after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent. At the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s Proportionate Share of an amount reasonably estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled (i) within one hundred twenty (120) days of the end of each calendar year and (ii) within 120 days of the Termination Date (or as soon thereafter as reasonably possible if, for reasons beyond Landlord’s control, the Landlord cannot complete the reconciliation within said 120 day periods) or more frequently if Landlord elects to do so at Landlord’s sole and absolute discretion as compared to Landlord’s actual expenditure for said Additional Rent items. Notwithstanding anything to the contrary herein, Landlord shall not be required to submit ongoing monthly statements to Tenant reflecting amounts owed as Additional Rent. In the event of any underpayment by Tenant of Additional Rent items, Tenant shall pay to Landlord, within thirty (30) days of invoice, any amount of actual Additional Rent expenses in excess of the estimated amounts paid by Tenant. In the event of any overpayment by Tenant, Landlord shall credit any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items to Tenant (provided Landlord may withhold any portion thereof and credit Tenant to cure Tenant’s default in the performance of any of the terms, covenants and conditions of this Lease). Notwithstanding anything to the contrary above, any credit due Tenant for a reconciliation of Additional Rent expenses that occurs after the Lease Termination Date shall be refunded to Tenant; provided however, that Landlord may withhold therefrom the amount necessary to cover any amounts due on Tenant’s account. Within thirty (30) days after receipt of Landlord’s reconciliation, Tenant shall have the right, at Tenant’s sole expense, to audit, at a mutually convenient time at Landlord’s office, Landlord’s records specifically limited for the Additional Rent expenses. Such audit must be conducted by Tenant or an independent nationally recognized accounting firm that is not being compensated by Tenant or other third party on a contingency fee basis. Tenant shall submit to Landlord a complete copy of said audit at no expense to Landlord and a written notice stating the results of said audit, and if such notice by Tenant and the respective audit reveals that Landlord has overcharged Tenant, and the audit is not challenged by Landlord, the amount overcharged shall be credited to Tenant’s account within thirty (30) days after completion of Landlord’s review and approval of said audit. The audit rights of Tenant under this Paragraph 4.D are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever, except in the event Tenant assigns this Lease to a Permitted Transfer or obtains Landlord’s written consent to any other assignment; in which event, said audit rights shall continue to be applicable to said assignee(s) only for the applicable period that commences following the date of assignment. Notwithstanding anything to the contrary herein, no subtenant shall have any right to conduct an audit of Landlord’s books and/or records.

Multi Tenant/Single Parcel	Page 7 of 55	Initial: /S/ JA; RP; VP

Landlord shall, upon request by Tenant, provide Tenant with copies of individual invoices related to the foregoing actual expenses, either by facsimile or by U.S. mail; however, in no event shall Landlord be obligated to provide duplicate copies of any invoice or other Lease documentation to Tenant and/or Tenant’s representative (if any) for an audit of Tenant’s records outside of Landlord’s office.

E. Management Fee. Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a monthly management fee (“Management Fee”) of $2,488.80 for the first thirty-six (36) months of the Lease Term and an amount equal to two and one-half percent (2.5%) of the Basic Rent due for each month during the remainder of the Term. Tenant shall be responsible for calculating the monthly Management Fee based on the Basic Rent schedule shown in Paragraph 4.A above, and for paying said Management Fee by the first day of each month during the Term of this Lease. Tenant’s failure to pay the monthly Management Fee within the Grace Period will result in a Late Charge being assessed pursuant to the terms of Paragraph 4.C above.

The reference to “Rent” in this Paragraph 4 includes Basic Rent, Additional Rent, and Management Fee. The respective obligations of Landlord and Tenant under this Paragraph shall survive the expiration or other termination of the Term of this Lease, and if the Term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the Term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

F. Place of Payment of Rent. All Rent hereunder shall be paid to Landlord at the office of Landlord in any one of the following ways: (i) for USPS mail: PEERY/ARRILLAGA, P.O. BOX 742092, LOS ANGELES, CA 90074-2092, (ii) for local and national overnight carrier: BANK OF AMERICA LOCKBOX SERVICES #5195, P.O. BOX 742092, CA9-705-01-03, 1000 W. TEMPLE STREET, LOS ANGELES, CA 90012, or to such other person or to such other place as Landlord may from time to time designate in writing, upon not less than five (5) days prior written notice to Tenant. Invoices for Basic Rent, Additional Rent and/or Management Fees shall be mailed to Tenant at the addresses shown below.

Prior to Lease Commencement	After Lease Commencement

Attn: Chief Financial Officer	Attn: Chief Financial Officer
303 Velocity Way	6750 Dumbarton Circle
Foster City, CA 94404	Fremont, CA 94555
(650) 357-3131 (phone)	(510) - (phone) (To be supplied post-execution)
(650) 357-3832 (fax)	(510) - (fax) (To be supplied post-execution)
Vincent.Pilette@efi.com (email)*	Vincent.Pilette@efi.com (email)*

*	The inclusion of an email address does not obligate Landlord to provide a notice by electronic mail.

Multi Tenant/Single Parcel	Page 8 of 55	Initial: /S/ JA; RP; VP

Tenant shall have the right, upon ten (10) days written notice to Landlord, to change the billing address as noted herein; however, Landlord shall send Tenant invoices to only one address of Tenant as identified by Tenant.

G. Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Two Hundred Ninety-Eight Thousand Five Hundred Twenty-Four and 40/100 Dollars ($298,524.40). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent and any of the monetary sums due hereunder, and such default is not cured within any applicable notice and cure period, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. The Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration or earlier termination of the Term and after Tenant has vacated the Premises; provided, however, that Landlord may withhold therefrom the amount necessary to cover the cost of restoration of the Premises if Tenant fails to do so as required under Paragraph 5 and to cure any then uncured default by Tenant or other amounts owed by Tenant under this Lease. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Security Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Security Deposit or the accounting therefor. Tenant hereby waives the protection of Section 1950.7 of the California Civil Code.

Multi Tenant/Single Parcel	Page 9 of 55	Initial: /S/ JA; RP; VP

5. ACCEPTANCE AND SURRENDER OF PREMISES. Subject to Landlord’s obligations under Paragraph 6.A (AS-IS Basis: Leased on “As-Is” Basis) and completion of its obligations under Paragraph 6.B (AS-IS Basis: Interior Improvements to be Constructed by Landlord) and Landlord’s obligations under the Construction Agreement, by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such Building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls cleaned so that they appear freshly painted, and repaired or replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the air conditioning and heating systems within the non-common areas of the Premises serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting within the non-common areas of the Premises in good order and repair, including replacement of any burned out or broken light bulbs or ballasts (all lights and ballasts must be of the same type, color and wattage); together with all alterations, additions, and improvements (collectively “Alterations”) which may have been made, in, to, or on the Premises after the Lease Commencement Date, except as referenced in Paragraph 7 (Alterations and Additions), Tenant shall not be required to remove any Alterations that are not subject to restoration pursuant to Landlord’s written Consent to Alterations agreement executed by Tenant and Landlord. Tenant shall be responsible for repairing any damage caused by the installation and/or the removal of Tenant’s trade fixtures by Tenant or Tenant’s employees, agents or contractors. If requested by Tenant in writing at the time Tenant submits its request for Alterations to Landlord, Landlord shall state in Landlord’s Consent to Alterations whether the requested Alterations can remain in the Premises and/or are subject to restoration by Tenant. Tenant shall not be required to remove the initial Landlord Interior Improvements unless otherwise noted on the final Landlord Interior Improvements plans. For all other such Alterations, Tenant shall ascertain from Landlord within sixty (60) days before the end of the Term of this Lease whether Landlord desires to have the Premises restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. In the event Tenant is required to complete the restoration and said restoration is not completed prior to the Termination Date, Tenant acknowledges that Tenant shall enter into a Hold Over period pursuant to the terms of Paragraph 30 (Holding Over) and Tenant shall automatically be liable to Landlord for the monthly Hold Over Basic Rent and all other Additional Rent until said restoration is completed by Tenant. Prior to the Termination Date, as part of the surrender of Premises procedures, Landlord will have the non-Common Area Building systems inspected, at Tenant’s sole cost and expense, including, but not limited to the HVAC system and plumbing systems, and Tenant shall be responsible for all repairs noted on said inspection reports. Tenant, on or before the end of the Term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Tenant shall be responsible for repairing any damage caused by the installation and/or the removal of Tenant’s trade fixtures by Tenant or Tenant’s employees, agents or contractors. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. Upon surrender of the Premises to Landlord, Tenant shall provide Landlord with keys for all exterior and interior locking doors and Tenant agrees to pay to Landlord the cost of Landlord re-keying all exterior doors (including mechanical rooms) and Tenant agrees to pay to Landlord the cost of Landlord rekeying all interior doors with locks to which Tenant is not able to provide Landlord keys. Tenant may install, and shall maintain, repair and replace as needed, at its sole cost and expense, (a) exterior security cameras (in locations on the Building to be approved by Landlord) with the requirement that Tenant remove said security cameras and related equipment by the Lease Termination Date and repair any and all damage related to the installation and/or removal of the security cameras and (b) a cardkey system located on the exterior of the Building to provide controlled access to its Premises, and if Tenant installs a cardkey system, Tenant shall also be responsible for the costs Landlord incurs in replacing the doors and/or door frames in which such cardkey system was installed and removing any and all equipment and wiring related thereto, unless Landlord notifies Tenant in writing prior to the Lease Termination Date that Landlord wants the cardkey system to remain in the Premises, in which event the cardkey system shall remain on the Premises after the expiration of the Term and Tenant shall provide Landlord with the cardkeys and instructions for such system along with any other equipment that is necessary for the operation of said cardkey system. For example, if software and/or specialized computer systems are required to operate the cardkey system, Tenant shall leave the cardkey pads, the software (hard copies and assignment of the license at no cost to Landlord should Landlord so elect), the computer and the instructions thereto in place in the Premises. If the Premises is not surrendered at the end of the Term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding Tenant founded on such delay. Nothing contained herein shall be construed as an extension of the Term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

Multi Tenant/Single Parcel	Page 10 of 55	Initial: /S/ JA; RP; VP

6. “AS-IS” BASIS.

A. Leased on “As-Is” Basis. Except as may be noted in this Paragraph 6 and in Paragraph 11 (Expenses of Operation, Management, and Maintenance of the Common Areas of the Parcel and Building in which the Premises are Located) and Landlord’s obligations in the Construction Agreement to complete Landlord’s Interior Improvements, it is hereby agreed that the Premises leased hereunder is leased strictly on an “as-is” basis. Except as noted herein, it is specifically agreed between the parties that after Landlord makes Landlord’s Interior Improvements, Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease. Notwithstanding anything to the contrary within this Lease except as referenced below in Paragraph 6.B (Interior Improvements to be Constructed by Landlord), Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

B. Interior Improvements to be Constructed by Landlord. Notwithstanding anything to the contrary in Paragraph 6.A (As-Is Basis: Leased on “As-Is” Basis) above, pursuant to the terms and conditions of the Construction Agreement, Landlord has agreed to construct and install the Landlord Interior Improvements (as defined in the Construction Agreement as shown on Exhibit D attached hereto) and Landlord shall be responsible to pay Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) of said cost and Tenant shall be responsible for paying the balance of the cost to construct the Landlord Interior Improvements as provided for in the Construction Agreement.

7. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any Alterations to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant; such consent shall not be unreasonably withheld and such consent to Alterations shall not be valid until such time as said consent is executed by both Landlord and Tenant and a fully executed copy delivered by Landlord to Tenant (“Consent to Alterations”). Provided Tenant requests in writing such predetermination from Landlord, said Consent to Alterations shall specify whether Landlord shall require removal of said Alterations. Any Alteration of the Premises except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Any such Alterations shall be paid for one hundred percent (100%) by Tenant. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such Alterations. As a pre-condition to Landlord granting its consent to any Alterations, Tenant shall deliver plans and specifications reflecting said Alterations for Landlord’s review and approval; and within five business days of completion of said Alterations, Tenant shall deliver to Landlord an original 1/8” scaled drawing on bond paper or another electronic format as reasonably determined by Landlord. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, security systems, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such Alterations until five (5) business days from the receipt of a copy of the fully executed Consent to Alterations, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s Alterations. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. As a condition of Landlord’s Consent to Alterations to the Premises at the time Landlord provides written Consent to Alterations and prior to any work commencing on the Alterations, Landlord may, at its reasonable discretion, require Tenant to secure and provide to Landlord at Tenant’s own cost and expense, a completion and lien indemnity letters of credit, satisfactory to Landlord in the amount of one hundred fifty percent (150%) of the cost to fund the construction of any Alterations (“Letter of Credit A”) and, if Landlord does not agree in the Consent to Alterations that said Alterations are to remain at the end of the Lease Term, Landlord may, in its reasonable discretion, require an additional letter of credit in the amount of one hundred fifty percent (150%) of the cost to fund the subsequent cost of the removal of said Alterations and the restoration of the Premises at the Termination Date (“Letter of Credit B”). Said performance Letters of Credit shall be kept in place as follows: for Letter of Credit A, for sixty (60) days after the completion of the construction of said Alterations; and for Letter of Credit B, the later of (a) sixty (60) days after the Termination Date or (b) sixty (60) days after the completion of the restoration work and until Tenant has provided Landlord with proof of payment to respective vendors and copies of recorded full unconditional lien release related to the Alterations and/or restoration work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within twenty (20) days after notice of filing thereof, at the cost and expense of Tenant. As a further condition to its Consent to Alterations to the Premises, Landlord shall require Tenant to pay all reasonable out-of-pocket expenses in connection with any and all requests for Alterations and Landlord’s Consent to Alterations related thereto, including but not limited to Landlord’s costs, fees and expenses for the processing and administration of the consent documentation and Landlord’s attorneys’ fees (if any), not to exceed any amount equal to five percent (5%) of the monthly Basic Rent then scheduled. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

Multi Tenant/Single Parcel	Page 11 of 55	Initial: /S/ JA; RP; VP

8. RULES AND REGULATIONS AND COMMON AREA. Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, agents, representatives, contractors, visitors, invitees, servants and customers (all such parties, including Tenant, are hereinafter referred to individually and/or collectively, “Tenant Related Parties” or “Tenant Related Party”) shall, in common with other occupants of the Parcel/Building in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel/Building in which the Premises are located, which areas and facilities are referred to herein as “Common Area”. The Common Area comprised of respective Common Area hallways shall be used only for applicable (i) access to and from the respective tenant’s suite to the common area restrooms; and (ii) entering into and exiting from the Building by tenants who share said Common Area. Tenant shall not use or allow use of any such Common Area to store supplies, materials, inventory or any other item of any type whatsoever. This non-exclusive right to use the Common Area shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area, including changing the location of parking spaces allocated to Tenant, provided that such changes neither materially diminish Tenant’s access to the Premises. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Parcel/Building (“Rules and Regulations”). Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Parcel/Building of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Areas within the Building and/or Parcel in good condition and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the reasonable discretion of Landlord.

Multi Tenant/Single Parcel	Page 12 of 55	Initial: /S/ JA; RP; VP

9. PARKING. Tenant shall have the right to the nonexclusive use of a minimum of two hundred (200) parking spaces and a maximum of two hundred twenty-five (225) parking spaces in the common parking area of the Parcel, which common parking area may be used by Tenant in common with other tenants or occupants of the Building. Tenant agrees that Tenant Related Parties shall not use parking spaces in excess of said two hundred twenty-five (225) parking spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the common parking area of the Building, in which event Tenant agrees that Tenant Related Parties shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by Landlord to Tenant, may be reasonably relocated by Landlord at any time, and from time to time if necessary. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces. If Tenant requests, Landlord shall approve Tenant’s right to have reserved parking spaces equivalent in number to those offered to other tenants, if any, of the Building, on a pro rata basis. Tenant shall not, at any time, park, or permit to be parked by Tenant’s employees, vendors and/or visitors, any trucks or vehicles adjacent to the loading area so as to interfere in any way with the use of such areas, nor shall Tenant, at any time, park or permit the parking of Tenant’s trucks and other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common areas not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Parcel. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant Related Parties park in other than designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parking in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant’s sole expense, to tow away from the Building any vehicle belonging to Tenant Related Parties parked in violation of these provisions, or to attach violation stickers or notices to such vehicles; provided, however, that unless any such vehicle is parked in a dangerous and/or designated no parking zone, Landlord will attach a twenty-four (24) hour violation notice on said vehicle prior to having the vehicle towed from the Property. Tenant shall use the parking area for vehicle parking only and shall not use the parking areas for storage.

10. TENANT MAINTENANCE. Tenant shall, at its sole cost and expense, keep and maintain the non-common areas of the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant’s maintenance, repair and replacement responsibilities herein referred to include, but are not limited to, janitorization, plumbing systems within the Premises located in the Building (such as: water and drain lines exclusively serving the Premises and the sinks, toilets and water heater within and exclusively serving the Premises), electrical systems within the Premises located in the Building (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air-conditioning systems exclusively servicing the Premises and controls within and exclusively serving the Premises (such as mixing boxes, thermostats, time clocks, supply and return grills), non-common elevators (if any), and all interior improvements within the Premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches and locks), skylights (if any), automatic fire extinguishing systems, and all other interior improvements of any nature whatsoever. Tenant agrees to have the HVAC system exclusively servicing Tenant’s Premises inspected and serviced by a licensed HVAC contractor reasonable approved by Landlord on a quarterly basis and timely have all recommended repairs and replacements made and Tenant shall provide copies of said inspection and repair reports to Landlord within thirty (30) days of Tenant’s receipt of the same. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination. Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

Multi Tenant/Single Parcel	Page 13 of 55	Initial: /S/ JA; RP; VP

11. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE PARCEL AND BUILDING IN WHICH THE PREMISES ARE LOCATED.

A. Maintenance of the Common Areas of the Parcel. Landlord shall operate, manage and maintain the Common Areas of the Parcel. As Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of all expenses of operation, management, maintenance, repair and replacement of the Common Areas of the Parcel including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped areas, ponds, fountains, lakes, if any, parking lots, parking lot lights and paved areas (including repairs, replacement, resealing and restriping), sidewalks, driveways, maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; supplies, materials, equipment and tools and the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes capital improvements, Landlord will amortize its investment in said improvements (together with interest at the higher of (i) ten percent (10%) per annum, (ii) the prime rate of interest plus one or (iii) Landlord’s borrowing rate on the unamortized balance (“Amortized Cost”) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

B. Maintenance of the Common Areas of the Building. Landlord shall operate, manage and maintain the Common Areas of the Building. As Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant shall pay its Proportionate Share of the cost of operation (including common utilities), management, maintenance, repair and replacement of the Building (including structural and Common Areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings and janitorization of said Common Areas) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the Building (such as water drain lines, sinks, toilets, faucets, drains, showers and water fountains to the extent located in Common Areas), main electrical systems (such as panels and conduits), heating and air-conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), structural elements and exterior surfaces of the Building; store fronts, roof, downspouts, Building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, Building exterior doors, exterior lighting, skylights (if any), automatic fire extinguishing systems, and elevators (if any); license, permit and inspection fees; security, supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses. In the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the higher of (i) ten percent (10%) per annum, (ii) the prime rate of interest plus one or (iii) Landlord’s borrowing rate on the unamortized balance if Landlord elects to allocate payment to Tenant monthly over the remaining Term of the Lease, rather than requiring Tenant to pay such amortized costs in one lump sum) (“Amortized Cost”) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

Multi Tenant/Single Parcel	Page 14 of 55	Initial: /S/ JA; RP; VP

C. Structural Maintenance: Notwithstanding anything to the contrary in Paragraph 11.B above, (i) Landlord shall repair, including replacement related to, damage to the structural shell, foundation, and roof structure (but not the interior improvements, roof membrane, or glazing) of the Building leased hereunder that exist as of the Commencement Date at Landlord’s cost, and (ii) Landlord shall repair, including replacement related to, damage to the structural shell, foundation, and roof structure (but not the interior improvements, roof membrane, or glazing) of the Building leased hereunder occurring after the Commencement Date at Landlord’s cost, however, Landlord shall amortize the cost of the repair pursuant to the formula referenced in subclause (ii) hereof over the useful life of said repair, and Tenant shall be responsible for paying to Landlord, within thirty days of written notice from Landlord, one hundred percent (100%) of Tenant’s Proportionate Share of the Amortized Cost over the remaining Term of the Lease, plus Tenant’s Proportionate Share of the insurance deductible (if such damage is the result of an insured peril) which deductible shall be paid by Tenant within thirty (30) of Tenant’s receipt of an invoice from Landlord; provided Tenant has not caused such damage, in which event Tenant shall be responsible for one hundred percent (100%) of the insurance deductible and any such costs and expense not reimbursed to Landlord by insurance proceeds for repair and/or replacement or damage so caused by the Tenant and shall pay such amount in full to Landlord within thirty (30) days of the invoice date. For Example, if cost is to be amortized and paid on the initial Lease Term remaining: In the event (i) the Amortized Cost of a roof structure repair is $10,000 and (ii) said repair has a useful life of twenty years, Tenant’s Proportionate Share would be $22.56 per month as Additional Rent ($10,000 / 20 years / 12 months = $41.67 x 54.14% = $22.56/month), in which case said amount would be payable monthly to Landlord within thirty (30) days of Tenant’s receipt of an invoice from Landlord establishing the initial monthly payment and the monthly payments thereafter which would be due on the first day of each month during the remaining initial Term as Additional Rent. Tenant hereby waives all rights under, and benefits of subsection I of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Notwithstanding the foregoing, a crack in the foundation or exterior walls, or any other defect in the Building that does not endanger the structural integrity of the building for which Tenant is or is not responsible, or which is not life-threatening, shall not be considered material, and Landlord may elect, in its sole and absolute discretion, not to repair and/or replace the same; however, Landlord may require Tenant to repair and/or replace the same at Tenant’s sole cost and expense, within thirty days of written notice from Landlord, if Tenant is responsible.

D. Exclusions From Additional Rent: The following items shall be excluded from “Additional Rent”:

(a) Leasing commissions, attorney’s fees, costs, disbursements, and other expenses incurred in connection with negotiations with other tenants, or disputes between Landlord and other third party not related to Tenant (hereinafter referred to as “Third Party”), or in connection with marketing, leasing, renovating, or improving space for other current or prospective tenants or other current or prospective occupants of the Building; notwithstanding anything to the contrary herein, any costs and expenses Landlord is entitled to be reimbursed for as stated under Paragraph 24 (Bankruptcy and Default) are not excluded Additional Rent items as reflected in this Paragraph 4.D.

(b) The cost of any service sold to any other Third Party or other occupant whose leased premises are not part of the Premises leased herein and for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and additional rent payable under the lease agreement with said other tenant (including, without limitation, after-hours HVAC costs or over-standard electrical consumption costs incurred by other tenants).

Multi Tenant/Single Parcel	Page 15 of 55	Initial: /S/ JA; RP; VP

(c) Any costs for which Landlord is entitled to be reimbursed by any other Third Party or other occupant whose leased premises are not part of the Premises leased herein.

(d) Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, provided Tenant is not responsible under the Lease for such costs, fines and/or penalties, and/or provided Tenant’s actions or inactions did not cause, in whole or in part, such costs, fines and/or penalties.

(e) Wages, salaries, or other compensation paid to employees of Landlord.

(f) Repairs or other work occasioned by fire, windstorm, or other insured peril, to the extent that Landlord receives proceeds from the real property insurance policy on said Premises to cover one hundred percent of the costs to repair said perils (“Perils”) and Tenant paid its share of the premium as required under the Lease and any and all insurance deductible(s) which Tenant is responsible for paying. Notwithstanding anything to contrary above, Tenant shall remain responsible for paying to Landlord one hundred percent of the insurance deductible allocated to Tenant in full within thirty (30) days of written notice from Landlord.

(g) Except as otherwise noted in this Lease, any mortgage debt, or ground rents or any other amounts payable under any ground lease for the Property.

(h) Depreciation on Landlord’s Property.

12. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED. As Additional Rent and in accordance with Paragraph 4.D of this Lease Tenant shall pay its Proportionate Share, (or if the Building in which the Premises is located is not one hundred percent (100%) leased, said Proportionate Share for utilities shall be calculated based on (i) Tenant’s Premises square footage as a percentage of the total square footage leased to Tenant and any other third party tenants in the Building or (ii) other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, (and telephone, telex and other electronic communications service, if applicable), sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. Notwithstanding anything to the contrary herein, in the event any utility charges apply only to the Premises leased by Tenant, Tenant shall place such utilities in Tenant’s name and shall pay the related costs directly to the utility company(ies).

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Multi Tenant/Single Parcel	Page 16 of 55	Initial: /S/ JA; RP; VP

Landlord shall furnish to the Premises between the hours of 8:00 am and 6:00 pm, Mondays through Fridays (holidays excepted) and subject to the Rules and Regulations of the Common Area hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises required in Landlord’s judgment for the comfortable use and occupation of the Premises for such purposes. The HVAC units servicing the Premises shall be exclusive to said Premises and Tenant shall control its usage of said non-common area units. Tenant may, from time to time, have its staff and equipment operate on a twenty-four (24) hour-a-day, seven (7) day-a-week schedule, and Tenant shall pay for extra consumption of such utilities attributable to such after-hours occupancy, if any, used by Tenant. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air-conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature otherwise maintained by the Building air-conditioning system, Landlord shall have the right to install supplementary air-conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using voltage in excess of 120 Volts which will in any way increase the amount of electricity, gas, water or air-conditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. Landlord acknowledges that Tenant may use electrical current up to 220 Volts subject to the terms and conditions of this Paragraph. If (i) Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to Premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld, or (ii) if Tenant is found to be using water, gas and/or electrical current in excess of its Proportionate Share (as such excess usage is confirmed by a study conducted by Landlord’s contractor(s), Landlord may (a) adjust the Proportionate Share allocated to Tenant based on Tenant’s actual or estimated use or (b) cause an electric current, gas or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. In the event Landlord questions Tenant’s usage, Landlord shall employ the services of a licensed electrical or plumbing contractor to determine what Tenant’s actual use is and Tenant shall be responsible for paying the cost related to said investigation by the licensed contractor or any other qualified third party vendor that Landlord may employ to provide such service. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly following demand by Landlord. Landlord shall use commercially reasonable efforts to avoid directly causing any interruption in utilities to the Premises and the Common Areas.

Tenant understands the area shown in Green cross hatch on Exhibit B attached hereto is a Common Area for the Building where the electrical room is located. Access to the electrical room is only available on the first floor from the exterior door to said electrical room.

Multi Tenant/Single Parcel	Page 17 of 55	Initial: /S/ JA; RP; VP

13. TAXES.

A. Real Property Taxes. As Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant shall pay to Landlord, monthly in advance or as they become due, pursuant to statements submitted by Landlord, Tenant’s Proportionate Share of all Real Property Taxes relating to the Premises accruing with respect to the Premises during the Term of this Lease and the Extended Term (if any). The term “Real Property Taxes” shall also include supplemental taxes related to the period of Tenant’s Term whenever levied, including any such taxes that may be levied after the Term has expired. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord monthly in advance or as they become due, pursuant to statements submitted to Tenant by Landlord, Tenant’s Proportionate Share of such real estate taxes allocated to the Premises by square footage or other reasonable basis as calculated and determined by Landlord. If the tax billing pertains 100% to the Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessments bills and pay, no less than ten (10) days prior to delinquency, the applicable real property taxes and assessments pertaining to the Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or non-responsibility for payment of penalties for nonpayment or late payment by Tenant. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the Term of this Lease the taxation or assessment of the Premises prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord’s business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

Notwithstanding anything to the contrary above, it is agreed that if any special assessments for capital improvements are assessed, and if Landlord has the option to either pay the entire assessment in cash or go to bond, and if Landlord elects to pay the entire assessment in cash in lieu of going to bond, the entire portion of the assessment assigned to Tenant’s Premises will be prorated over the same period that the assessment would have been prorated had the assessment gone to bond (including interest) and Tenant shall pay its Proportionate Share in monthly installments over the Term remaining in the Lease (including the Extended Lease Term if said Lease Term is extended for any reason whatsoever) as Additional Rent on the first day of the remaining months in the Lease Term (as may be extended).

B. Taxes on Tenant’s Property. Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall within five (5) days after demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

Multi Tenant/Single Parcel	Page 18 of 55	Initial: /S/ JA; RP; VP

14. ASSESSMENT CREDITS. [INTENTIONALLY OMITTED].

15. LIABILITY INSURANCE. Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000.00) per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord, Richard T. Peery, as Trustee of the Richard T. Peery Separate Property Trust dated July 20, 1977, as amended; the Richard T. Peery Separate Property Trust; Richard T. Peery as an individual; John Arrillaga, as Trustee under the John Arrillaga Survivor’s Trust dated July 20, 1977, as amended; the John Arrillaga Survivor’s Trust; John Arrillaga, as an individual; and any beneficiaries, trustees and successor trustees, other partners or co-venturers of Landlord or said trusts as additional insureds (collectively “Landlord Entities”), and shall insure any liability of the Landlord Entities, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. Tenant’s insurance shall be primary as respects to the Landlord Entities, or if excess, shall stand in an unbroken chain of coverage. In either event, any other insurance maintained by the Landlord Entities shall be in excess of Tenant’s insurance and shall not be called upon to contribute with any insurance required to be provided by Tenant. The required insurance shall be reflected on a certificate of insurance of said policy, which certificate shall be delivered to Landlord concurrently with Tenant’s return of this executed Lease to Landlord. If, during the Term of this Lease, in the reasonable considered opinion of Landlord’s Lender or independent insurance advisor, or counsel, the amount of insurance described in this Paragraph 15 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.

16. TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance in “Special Form” with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures (and leasehold improvements paid for by Tenant) within the Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

17. PROPERTY INSURANCE. Throughout the Lease Term, Landlord shall purchase and keep in force, and Tenant shall pay to Landlord (or Landlord’s agent if so directed by Landlord), as Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant’s Proportionate Share of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to and/or destruction of the Building (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 10) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” “special form” insurance and flood and/or earthquake insurance, if available, plus a policy of Rent income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus twelve (12) months Additional Rent. In addition, if such insurance cost is increased due to Tenant’s use of the Premises, Tenant agrees to pay to Landlord, in addition to its Proportionate Share of the deductibles, the full cost of such increase within five (5) days of receipt of the related invoice. Tenant shall have no interest in or any right to the proceeds of any insurance procured by Landlord for the Premises. Insurance premiums for the full insurance year are due from Tenant within ten (10) days of receipt of invoice from Landlord and/or its agent and insurance deductibles are payable to Landlord within thirty (30) days of receipt of invoice from Landlord.

Multi Tenant/Single Parcel	Page 19 of 55	Initial: /S/ JA; RP; VP

In the event Richard T. Peery Separate Property Trust or John Arrillaga Survivor’s Trust and/or their affiliates and/or any member of Peery and/or Arrillaga families does not own or have an interest in the Parcel of which the Premises are a part, the percentage of the maximum earthquake deductible per insurance year shall be the percentage deductible that is deemed to be commercially reasonable by major financial institutions that provide financing on similar properties.

In addition and notwithstanding anything to the contrary in this Paragraph 17, each party to this Lease hereby waives all rights of recovery against the other party or its officers, employees, agents and representatives for loss or damage to its property or the property of others under its control, arising from any cause insured against under the fire and extended “special form” property coverage (excluding, however, any loss resulting from Hazardous Material contamination of the Property) required to be maintained by the terms of this Lease to the extent full reimbursement of the loss/claim is received by the insured party. Each party required to carry property insurance hereunder shall cause the policy evidencing such insurance to include a provision permitting such release of liability (“waiver of subrogation endorsement”); provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. In the event the waivers are issued to the parties and are not valid under current policies and/or subsequent insurance policies, the non-complying party will provide, to the other party, thirty (30) days’ advance notification of the cancellation of the subrogation waiver, in which case neither party will provide such subrogation waiver thereafter and this Paragraph will be null and void. Notwithstanding anything to the contrary herein, the foregoing waiver of subrogation shall not include any loss resulting from Hazardous Material contamination of the Property or any insurance coverage relating thereto.

18. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees or contractors employed by Landlord to do work at the Premises during the Term of the Lease. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, caused by Tenant, its subtenants and/or assignees and their respective agents, employees, invitees and/or contractors, accruing and/or occurring during the Term of this Lease. The provisions of this Paragraph 18 shall survive the expiration or termination of this Lease. The provisions of this Paragraph 18 shall not be effective until the earlier of (i) the Lease Commencement Date or (ii) entry to the Premises by any of the Tenant Related Parties under Paragraph 2.C (Term: Early Entry).

Multi Tenant/Single Parcel	Page 20 of 55	Initial: /S/ JA; RP; VP

19. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements (“Code Requirements”) now or hereafter in effect governing Tenant’s use or occupancy of the Premises including, but not limited to, compliance required by the governing agency(ies) due to any improvements to the Premises made by and/or for Tenant; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises. The provisions of this Paragraph 19 shall survive the expiration or termination of this Lease.

Any non-conformance of the Premises and/or the Landlord Interior Improvements installed by Landlord as detailed in Paragraph 1.C (Interior Improvements) of the Construction Agreement, required by the governing agency to be corrected, shall be corrected at the cost and expense of Landlord if such non-conformance exists as of the Commencement Date of this Lease and further provided that such governing agency’s requirement to correct the non-conformance is not initiated as a result of: (i) any other improvements and/or Alterations made by or for Tenant; or (ii) any permit request made to a governing agency by or for Tenant. Notwithstanding anything to the contrary herein, if any Code Requirements are not related to Tenant’s use and/or caused by Tenant, Landlord shall take the action to comply with said Code Requirements and Tenant shall pay its Proportionate Share of said costs monthly over the term remaining in the initial Term.

20. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the higher of the (i) prime rate of interest as quoted by the Bank of America or (ii) Landlord’s borrowing rate (the “Interest Rate”).

Multi Tenant/Single Parcel	Page 21 of 55	Initial: /S/ JA; RP; VP

21. ASSIGNMENT AND SUBLETTING.

A. Requirements. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. Notwithstanding the above, in the event Tenant enters into a merger and/or acquisition agreement whereby fifty percent (50%) or more of Tenant’s stock and/or assets are transferred to a third party entity, not including any offering of Tenant’s stock on any nationally recognized public stock market and any subsequent purchases and sales of such stock thereon (“Change in Control”), said Change in Control will require Landlord’s consent pursuant to the terms of this Paragraph 21.A but subject to Paragraph 21.E (Permitted Transfers), and Landlord may, at Landlord’s option, require that said acquiring entity also be named as a Tenant under this Lease; however, a sale of Tenant’s capital stock through any public or over-the-counter exchange shall not be deemed an assignment or a Change in Control. Except with Landlord’s prior written consent, which may be withheld at Landlord’s sole and absolute discretion, and otherwise subject to the terms and conditions of this Paragraph 21, Tenant shall not sublet the Premises, or any part thereof, to more than two (2) subtenants at any one point in time; provided, however in the event Tenant leases one hundred percent (100%) of said Building, it may have a maximum of two (2) subtenants per floor subject to the terms and conditions of this Paragraph 21, without Landlord’s prior written consent, which consent may be withheld at Landlord’s sole and absolute discretion and a maximum of four (4) subleases to Tenant Business Partners as defined in Paragraph 21.E (Permitted Transfers) below. Tenant’s failure to obtain Landlord’s prior written consent before entering into any such assignment, transfer and/or subletting shall be considered a default under this Lease and Landlord shall retain all of its rights under the Lease, including the right to elect, at Landlord’s sole and absolute discretion, to terminate either the Lease and/or the related sublease if Tenant does not rescind the assignment, transfer or subletting within ten (10) days after written notice from Landlord. As a condition for Landlord granting its consent to any subletting, Landlord shall require for each such subletting, that: (i) the sublease be a triple net sublease and that the basic rent due under any such sublease be no less than the then current market rent for subleases with annual increases at the then prevailing market rent for subleases; (ii) the sublease shall require that the security deposit due under the sublease be in the form of a letter of credit drawn upon an institutional lender acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord, with the letter of credit being assignable to Landlord, at no cost to Landlord, upon notice to said financial institution of a default by Tenant under the Lease; (iii) the sublease shall not provide for subtenant to have an option to extend the term of the sublease or an option to expand the sublet space; and (iv) the Tenant shall pay to Landlord, monthly throughout the term of each approved sublease, fifty percent (50%) of all rents and/or additional consideration due Tenant from the subtenant in excess of the Rent payable by Tenant to Landlord hereunder for each such subleased space (“Excess Rent”) (with said Excess Rent subject to the terms of Lease Paragraph 4.C (Late Charge) and Lease Paragraph 24 (Bankruptcy and Default); provided, however, that before payment to Landlord of such Excess Rent, Tenant shall first be entitled to recover from such Excess Rent the amount of the reasonable leasing commission related to said sublease transaction paid by Tenant to a third party broker not affiliated with Tenant. Notwithstanding anything to the contrary above, in the event Tenant subleases all or any portion of the Premises during the Basic Rent Abatement Period referenced in Paragraph 4.A (Rent: Basic Rent Abatement), one hundred percent (100%) of all Rent and/or additional consideration due Tenant from its subtenants during the Basic Rent Abatement Period shall be payable by Tenant to Landlord and Tenant agrees that during said Basic Rent Abatement Period Tenant shall not enter into any sublease whereby the subtenant receives free and/or reduced Rent during the first thirty-six (36) months of the sublease term. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant’s interest in the Lease or sublet the Premises or any portion thereof for any part of the Term hereof. If more than forty-nine percent (49%) of the Premises is to be subleased for all or substantially all of the remaining Term, Landlord may, within thirty (30) days after receipt of said written notice, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the projected sublease commencement date specified in Tenant’s notice by giving Tenant written notice of such election to terminate. If no such notice to terminate is received by Tenant within said thirty (30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord’s approval, all in accordance with the terms, covenants, and conditions of this Paragraph 21. Tenant shall provide Landlord with (a) a copy of the assignment and/or other transfer agreement and a copy of the certification of the change in corporate identity from the Secretary of State in the case of an assignment, or (b) a copy of the sublease in the case of a sublease for Landlord’s review, and upon Landlord’s approval of Tenant’s request to sublease and/or assign, Tenant and the assignee, transferee or subtenant shall execute Landlord’s standard written consent. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Landlord’s notice of its election to so terminate the Lease. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the Rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect and Landlord, at its cost and expense, shall separately demise the remaining portion of the Premises leased to Tenant. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. Notwithstanding the above, in no event shall Landlord consent to a sub-sublease. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord shall require Tenant to pay all expenses in connection with any and all subleases and/or assignments and/or any amendments related thereto, including but not limited to Landlord’s fees for the processing and administration of the consent documentation and Landlord’s attorneys’ fees (if any), and Landlord shall require Tenant’s subtenant, assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. Notwithstanding anything to the contrary herein, under no event will Landlord consent to an assignment or transfer of less than One Hundred Percent (100%) of the Leased Premises.

Multi Tenant/Single Parcel	Page 22 of 55	Initial: /S/ JA; RP; VP

B. Grounds to Refuse Proposed Transfer. Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer (“Proposed Transfer”) if the Premises or any other portion of the Parcel would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property. However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and (i) the subtenant or (ii) the assignee, in form and substance satisfactory to Landlord and/or to Landlord’s counsel, from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.

C. Voluntary Termination of Lease – Required Sublease Language. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (“Subtenant”) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

“If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then, if Landlord so elects, this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, “Claims”), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

Multi Tenant/Single Parcel	Page 23 of 55	Initial: /S/ JA; RP; VP

The term of this Sublease is therefore subject to early voluntary termination under this provision in event Landlord and Tenant both voluntarily agree to such early termination of the Lease. Subtenant’s initials here below evidence (a) Subtenant’s consideration of and agreement to this early termination provision, (b) Subtenant’s acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant’s agreement to the general waiver and release of Claims above. However, the foregoing does not serve to release Tenant of liability to Subtenant for any termination of the Lease by Tenant in violation of this Sublease or imply that Tenant has any duty to negotiate with Landlord an early termination of the Lease.

Initials:		Initials:	”
	Subtenant		Tenant

D. State of Incorporation Change; Name Change. Notwithstanding anything to the contrary above, Tenant’s re-incorporation in another jurisdiction and/or the act of Tenant changing Tenant’s legal name shall not be considered an assignment; however, (i) Tenant shall provide Landlord with notice of such change in Tenant’s name and/or state of incorporation, which notice shall include a copy of the certification from the Secretary of State and (ii) Tenant and Landlord shall execute Landlord’s standard acknowledgement for any such change in Tenant’s name and/or state of incorporation.

E. Permitted Transfers. Notwithstanding anything to the contrary in Paragraphs 21.A through 21.C above, and provided Tenant is not in default of this Lease beyond the applicable notice and cure period, Landlord hereby agrees that: (1) Landlord shall consent to Tenant’s assigning or subletting said Lease to: (i) any parent or subsidiary corporation, or corporation with which Tenant merges or consolidates provided said entity’s use of the Premises is the same as Tenant’s use and that (a) said affiliate or successor owns all or substantially all of the assets of Tenant and becomes jointly and severally liable with Tenant for the Term of this Lease from the Lease Commencement Date through the scheduled Lease Termination Date (or the extended Lease Termination Date if said date is extended), (b) the net worth of said parent or subsidiary corporation, or said surviving corporation is equal to or greater than Tenant’s net worth (x) at the Commencement Date or (y) at the time of such assignment, merger, or consolidation, whichever is greater (collectively “Permitted Transfers”), and (c) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization (unless such thirty (30)-day notice would be in violation of contract or applicable law, in which case, said notice will be given immediately following the expiration date of any such legal restriction; a Permitted Transfer includes a sublease to any company with which Tenant is then collaborating on product design, development, production or marketing (“Tenant Business Partners”) if the following criteria are met: (i) the subtenant’s right to possession must be conditioned upon it remaining one of Tenant’s Business Partners; (ii) amounts payable thereunder are for recovery of Tenant’s costs only, with no profit or mark-up; (iii) there are no more than four (4) subleases in effect with Tenant Business Partners at any point in time; (iv) no more than 4,000+ square feet of the Premises is subject to subleases with Tenant Business Partners; and (v) each of Tenant’s Business Partners must assume as to the subleased space all obligations of Tenant under this Lease (other than the obligation to pay Rent) and each such Tenant Business Partner shall be required to execute a consent to sublease agreement between Landlord, Tenant and the respective Tenant Business Partner.

Multi Tenant/Single Parcel	Page 24 of 55	Initial: /S/ JA; RP; VP

No such assignment or subletting or sale of stock will release the Tenant from its liability and responsibility under this Lease. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting or sale of stock to any party as described above, (b) execute Landlord’s consent document prepared by Landlord reflecting the assignment or subletting and (c) pay Landlord’s reasonable costs for processing said Consent prior to the effective date of said assignment or sublease. Nothing herein shall be deemed to permit (i) any assignee to further assign this Lease or sublet all or any portion of the Premises or (ii) any subtenant to assign its interest in the sublease or further sublet the Premises to any other party, in each case without Landlord’s prior written consent.

22. SUBORDINATION AND MORTGAGES. In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the Premises and Building in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement (in form reasonably acceptable to Tenant), subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease, provided that any automatic subordination to the lien of any deed of trust shall be contingent upon Tenant obtaining commercially reasonable non-disturbance protection which provides that such party agrees to recognize all of Tenant’s rights under the Lease, including but not limited to Tenant’s right to Basic Rent Abatement, if applicable, so long as Tenant is not in default beyond the applicable notice and cure period.

23. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times after at least twenty four (24) hours’ notice (except in emergencies) have the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s) (if any); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of non-responsibility; and to alter, improve or repair the Premises or other parts of the Building, all without abatement of Rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical and Landlord shall comply with Tenant’s reasonable security measures. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

24. BANKRUPTCY AND DEFAULT. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Multi Tenant/Single Parcel	Page 25 of 55	Initial: /S/ JA; RP; VP

Within thirty (30) days after the court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of Rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default under this Lease by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of Rent or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other non-monetary default under this Lease; provided, however, that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default if (i) more than thirty (30) days is required to cure such non-monetary default and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a) The rights and remedies provided for by California Civil Code Section 1951.2 including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the Rent loss that could be reasonably avoided from the balance of the Term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto. As part of such damages, Landlord shall have the right to recover that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term of this Lease.

(b) The rights and remedies provided by California Civil Code Section 1951.4, which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

Multi Tenant/Single Parcel	Page 26 of 55	Initial: /S/ JA; RP; VP

(c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d) To the extent permitted by law, the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term of this Lease) and at such Rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than Rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the Rent hereunder for the period of such subletting (to the extent such period does not exceed the Term hereof) exceeds the amount to be paid as Rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same becomes due hereunder. If Tenant has been credited with any Rent to be received by such subletting under option (i) and such Rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph (d) above.

25. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Notwithstanding the above, Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Rent, (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation systems are operated and maintained to the extent necessary to prevent damage to the Premises or its systems. The provisions of this Paragraph 25 shall not be effective until the earliest of (a) the Lease Commencement Date, (b) entry to the Premises by any of the Tenant Related Parties under Paragraph 2.C (Term: Early Entry) or (c) an uncured Tenant default under the Lease and/or Construction Agreement.

Multi Tenant/Single Parcel	Page 27 of 55	Initial: /S/ JA; RP; VP

26. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

(a) Rebuild or restore the Premises to the condition prior to the damage or destruction as provided for herein, or

(b) Terminate this Lease if either (i) the Premises is damaged to the extent of fifty percent (50%) or more of the replacement cost, exclusive of footings, foundations and floor slabs or (ii) in the event of an uninsured event or if insurance proceeds are insufficient to cover one hundred percent (100%) of the rebuilding costs. However, in such event of Landlord’s election to terminate for a Shortfall, Tenant shall have the right to elect to pay to Landlord the Shortfall provided it provides Landlord with written notification of its commitment to do so within five (5) business days of receipt of Landlord’s notice to terminate the Lease as provided in this section (ii) and agrees to fund the Shortfall by making payment to Landlord within thirty (30) days of receipt of Landlord’s invoice for said Shortfall.

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense except for any deductible, which is the responsibility of the Tenant, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in Rent from the date of such damage or destruction (provided (i) said areas so damaged cannot be used by Tenant and (ii) Tenant is not using any portion of such damaged area, while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises).

If Landlord initially estimates that the rebuilding or restoration will exceed two hundred (200) days following the date of destruction (“Estimated Repair Period”) (such Estimated Repair Period to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargos, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord) (the “Allowed Restoration Period”), and provided that the damage or destruction was not caused from maintenance and/or repairs by Tenant or damage or destruction caused by vandalism and accidents for which any or all of the Tenant Related Parties are responsible, Tenant shall have the right to terminate this Lease by giving written notice to Landlord of its election to terminate within ten (10) business days following receipt of Landlord’s notice to Tenant. In the event Tenant does not timely deliver such notice to Landlord, Tenant shall not have a further right to terminate the Lease. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the Building and Landlord’s Interior Improvements constructed by Landlord as they existed under the Construction Agreement and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not canceled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provision of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

Multi Tenant/Single Parcel	Page 28 of 55	Initial: /S/ JA; RP; VP

In any event that the Building in which the Premises are situated is damaged or destroyed to the extent of not less than fifty percent (50%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not.

If Landlord elects to terminate the Lease early due to destruction as provided herein and Tenant is not responsible in part or in whole for said damage, Tenant shall not be liable for the insurance deductible as it relates to the Premises; however (i) if Landlord does not elect to terminate and/or (ii) if Tenant elects to terminate and/or is responsible in part or in whole for said damage, Tenant shall remain liable for payment of the insurance deductible as it relates to the Premises.

27. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired Term of this Lease. Notwithstanding the foregoing sentence, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving costs or loss of goodwill, shall be and remain the property of Tenant.

If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any part thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the remaining Premises is not reasonably suitable for the conduct of Tenant’s business, in Tenant’s good faith judgment, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to the Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the Rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the Rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

28. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, and subject to compliance by Landlord with Paragraph 47 below, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease for any obligations of Landlord first accruing after the date of such transfer, unless the successor in interest has also agreed in writing to assume any prior obligations of Landlord, in which event Tenant shall look to the successor in interest for any obligations of Landlord that may have accrued prior to as well as after said sale or conveyance by Landlord. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

Multi Tenant/Single Parcel	Page 29 of 55	Initial: /S/ JA; RP; VP

29. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the land and Building in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such judicial foreclosure or foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired Term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained. In addition to and not withstanding anything to the contrary above, this Lease shall bind any successor in interest to Landlord, including any party foreclosing any security interest to which the Premises may be subject, including foreclosure by judicial process and sale under any power provided in any deed of trust, and Tenant shall not be required to waive any right herein provided.

30. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the Term of this Lease shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the Term of this Lease shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Term (“Hold Over Basic Rent”); provided, however, that the monthly Rent shall be prorated based on the actual number of days in the month for any partial month of the holding over. Holding over conduct within the meaning of the Lease and this Paragraph 30 shall also include the failure by Tenant to surrender the Premises on the Termination Date in the physical condition described in Paragraphs 5 (Acceptance and Surrender of Premises), 7 (Alterations and Additions) and 10 (Tenant Maintenance) for which conduct Tenant shall be subject to the Hold Over Basic Rent under this Paragraph until the Premises is restored to the condition required under this Lease.

31. CERTIFICATE OF ESTOPPEL. Tenant shall at any time within ten (10) days of receipt of notice from Landlord execute, acknowledge and deliver to Landlord an estoppel statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Basic Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s Basic Rent has been paid in advance.

32. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

Multi Tenant/Single Parcel	Page 30 of 55	Initial: /S/ JA; RP; VP

33. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other Rent, required to be paid by it hereunder and such failure shall continue for five (5) days after written notice thereof by Landlord or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for thirty (30) days after written notice thereof by Landlord (or such longer grace period as provided under Paragraph 24), Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the Interest Rate (as defined in Paragraph 20 (Liens) above) from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord within five (5) days after demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of Rent hereunder.

34. ATTORNEYS’ FEES.

A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys’ fees.

C. Any deposition of Landlord and/or its agents, whether initiated by Landlord or Tenant, shall be administered and taken at Landlord’s place of business.

35. WAIVER. The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the Term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

36. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing.

Multi Tenant/Single Parcel	Page 31 of 55	Initial: /S/ JA; RP; VP

To Tenant: All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid or by a reputable commercial carrier’s same day or overnight service addressed to Tenant at the following addresses:

Prior to Lease Commencement	After Lease Commencement

Attn: Chief Financial Officer	Attn: Chief Financial Officer
303 Velocity Way	6750 Dumbarton Circle
Foster City, CA 94404	Fremont, CA 94555
(650) 357-3131 (phone)	(510) - (phone) (To be supplied post-execution)
(650) 357-3832 (fax)	(510) - (fax) (To be supplied post-execution)
Vincent.Pilette@efi.com (email)*	Vincent.Pilette@efi.com (email)*

If notice is for a monetary default, copy to:

Attn: Chief Executive Officer
303 Velocity Way
Foster City, CA 94404
(650) 357-3608 (phone)
(650) 357-3765 (fax)
Guy.Gecht@efi.com (email)

*	The inclusion of an email address does not obligate Landlord to provide a notice by electronic mail.

To Landlord: All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, or by a reputable commercial carrier’s same day or overnight service addressed to Landlord at its offices at: PEERY/ARRILLAGA, 2450 WATSON COURT, PALO ALTO, CA 94303, Attention: Company Manager.

Each notice, request, demand, advice or designation referred to in this Paragraph shall be deemed received on the date of the personal service or receipt or refusal to accept receipt of the mailing thereof in the manner herein provided, as the case may be. Either party shall have the right, upon ten (10) days written notice to the other, to change the address as noted herein; however, Landlord shall send Tenant notices to only one address of Tenant.

37. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

38. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than (30) days after receipt of written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Landlord shall, however, make a reasonable effort to take immediate action on an emergency situation that impairs (i) the safety of the Building and/or (ii) the occupancy of the Building.

Multi Tenant/Single Parcel	Page 32 of 55	Initial: /S/ JA; RP; VP

In the event during the Term of the Lease, Richard T. Peery Separate Property Trust or John Arrillaga Survivor’s Trust and/or their affiliates and/or members of their respective families do not have an interest in the Premises lease herein, then if Landlord fails to perform any of its material obligations under this Lease, and provided the work to be performed by Landlord was not caused by Tenant and/or Landlord’s delay was not caused and/or contributed to by Tenant, and such failure materially affects Tenant’s ability to reasonably use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such obligations of Landlord if such failure continues for more than thirty (30) days after written notice from Tenant; provided, however, that if the nature of the Landlord’s obligations is such that more than thirty (30) days are required to complete the same, Landlord shall have such additional time as is reasonably necessary to complete such obligations so long as Landlord takes appropriate action to commence the performance of the same within such thirty (30) day period and thereafter diligently pursues such obligations to completion. In such event, Landlord shall reimburse Tenant for the reasonable out of pocket costs incurred and paid by Tenant to third parties to complete such Landlord’s obligations within thirty (30) days after receipt of Tenant’s written demand therefor. If Landlord objects to the work performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice of Landlord’s objection to Tenant evidencing the expenses incurred by Tenant. Landlord’s notice shall set forth in reasonable detail Landlord’s reasons for its claim that such work was not required or was not Landlord’s obligation under the terms of this Lease and/or the reasons for Landlord’s dispute of the expenses incurred by Tenant in performing such work.

39. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the specific execution of this Lease by the individual executing this Lease. In lieu of said corporate resolution, Tenant may provide Landlord with an outside legal opinion stating that the party executing this Lease on behalf of Tenant is authorized to do so by the Board of Directors.

40. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;

(b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

Multi Tenant/Single Parcel	Page 33 of 55	Initial: /S/ JA; RP; VP

(e) no judgment will be taken against any partner of Landlord;

(f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(g) no writ of execution will ever be levied against the assets of any partner of Landlord;

(h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

41. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building or any exterior windows of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice made or installed without such consent without notice to Tenant and at the expense of Tenant. Tenant may print or affix or otherwise place signs in, on, or about the interior of the Premises without Landlord’s consent where the same are not visible from the exterior of the Building. Upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall remove all Tenant signs and repair all damage in such a manner as to restore all aspects of the appearance of the Premises and the monument sign to the condition prior to the placement of said signs.

All approved signs and/or lettering on sign monuments and/or interior Common Area sign directories, if any, shall be printed, painted, affixed or inscribed at the sole cost and expense of Tenant by a licensed contractor approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

Notwithstanding anything to the contrary in this Paragraph 41 and subject to (i) Tenant complying with the Design Guidelines of the Ardenwood Corporate Commons, a copy of which has been provided to Tenant and (ii) Landlord’s approval of Tenant’s signage, Tenant shall be entitled to install, at Tenant’s sole cost and expense, Tenant’s name on (i) Tenant’s Proportionate Share of the monument sign for the Building (the exact placement and size of Tenant’s signage is to be approved by Landlord) and (ii) on the entrance door to Tenant’s Leased Premises, with the understanding that Tenant shall be liable for repairing any damage to said monument and door resulting from the installation and or removal of said signs upon Lease Termination. Notwithstanding anything to the contrary in this Paragraph 41 and subject to Landlord’s approval of Tenant’s signage, Tenant shall be entitled to use the upper approximate fifty percent (50%) of the Building monument sign.

42. CONSENT. Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

43. AUTHORITY TO EXECUTE. The parties executing this Lease hereby warrant and represent that they are properly authorized to execute this Lease and bind the parties on behalf of whom they execute this Lease and to all of the terms, covenants and conditions of this Lease as they relate to the respective parties hereto.

Multi Tenant/Single Parcel	Page 34 of 55	Initial: /S/ JA; RP; VP

44. HAZARDOUS MATERIALS. The provisions of this Paragraph 44 shall not be effective until the earlier of (a) the Lease Commencement Date or (b) entry to the Premises by any of the Tenant Related Parties under Paragraph 2.C (Term: Early Entry). Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the Common Areas of the Parcel, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A attached hereto (hereinafter collectively referred to as the “Property”):

A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

B. Tenant shall obtain Landlord’s written consent, which may reasonably be withheld in Landlord’s reasonable discretion, prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below) (and Tenant shall first provide Landlord with a list of said materials used and specify the location in the Premises where said materials are used and stored, the method of storage and disposal of the same, and a copy of the related permits); provided, however, that Landlord’s consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies, such as mild cleaners, lubricants and copier toner. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees, except as authorized by the preceding sentence. Tenant agrees that any and all Tenant’s Hazardous Materials Activities shall be conducted in compliance with applicable Environmental Laws at Tenant’s expense, and shall not result in any contamination of the Property or the environment. Tenant shall not discharge any Hazardous Materials in the plumbing, sewer and/or storm drains in the Premises and/or Parcel. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the Term of this Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. In the event Tenant’s Hazardous Materials Activities includes radioactive materials, Tenant acknowledges and agrees that all such radioactive materials use shall cease in sufficient time prior to the Lease Termination Date to enable Tenant to obtain complete closure and complete decommissioning of the Premises by all applicable governing agencies (local and State) by no later than the Lease Termination Date. Tenant shall provide Landlord with copies of the written confirmation by the governing agencies that closure and decommission have been completed. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary office supplies, Tenant also agrees that Tenant shall at Tenant’s costs and expense: (i) install such Hazardous Materials monitoring, storage and containment devices as required by applicable Environmental Law and/or the governing agencies (however, in no event shall Tenant discard any Hazardous Materials in the Building plumbing system and/or the Building sewer system) and (ii) deliver to Landlord by April 1, 2015 and on April 1 of each year thereafter during the Term of this Lease and any extended Term thereof, a written report prepared by a licensed, qualified environmental consultant, reasonably acceptable to Landlord, which confirms that Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities at the Premises or if not in compliance, the corrective action required; said report shall also include a list of the Hazardous Materials used, stored and/or disposed at the Premises and the location(s) within the Premises of such Hazardous Materials use, storage and/or disposal. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary to be in full compliance with applicable Environmental Laws and to fully correct any and all problems or deficiencies addressed in said report; and Tenant shall promptly provide Landlord with documentation of all such corrective action taken.

Multi Tenant/Single Parcel	Page 35 of 55	Initial: /S/ JA; RP; VP

C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

D. If Landlord reasonably believes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation, but only if such investigation discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Notwithstanding the above, Landlord may, at its option and in its sole and absolute discretion, choose to perform remediation and obtain reimbursement for cleanup costs as set forth herein from Tenant. Any cleanup costs incurred by Landlord as the result of Tenant’s Hazardous Materials Activities shall be reimbursed by Tenant within thirty (30) days of presentation of written documentation of the expense to Tenant by Landlord. Such reimbursable costs shall include, but not be limited to, any reasonable consultants’ and attorneys’ fees incurred by Landlord. Tenant shall take all actions necessary to preserve any claims it has against third parties, including, but not limited to, its insurers, for claims related to its operation, management of Hazardous Materials or contamination of the Property. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

Multi Tenant/Single Parcel	Page 36 of 55	Initial: /S/ JA; RP; VP

E. Tenant shall indemnify, defend (with legal counsel reasonably acceptable to Landlord) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 44 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has provided Tenant with copies of the environmental reports listed on Exhibit E (“Reports”), and Tenant acknowledges that Tenant and Tenant’s experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant’s intended use of the Property. To the best of Landlord’s actual knowledge as of the date of this Lease, except as noted in said Reports, no additional on-site Hazardous Materials contamination exists on the Property; however, Landlord shall have no obligation to further investigate.

Initial:	/S/ VP	Initial:	/S/ JA; RP
	Tenant		Landlord

It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 44.

45. BROKERS. Tenant represents and warrants that it has not dealt with any real estate brokers, agents, or finders in connection with the original Term of this Lease, and knows of no real estate broker, agent or finder who is entitled to a commission in connection with this Lease (“Lease Commission”), except as follows: Gregg Walker of Jones Lang LaSalle, whose Lease Commission shall be paid by Landlord in accordance with the schedule agreed to by Landlord and broker. Tenant agrees to defend, protect, indemnify and hold Landlord harmless from and against all claims for Lease Commissions, finder’s fees, and other compensation made by any other broker, agent, or finder as consequence of the Tenant’s actions or dealings with such other broker, agent or finder. The parties hereto acknowledge that Landlord will not pay an additional Lease Commission to Gregg Walker of Jones Lang LaSalle or to any other broker secured by Tenant in the event the original Term of this Lease is extended or the square footage leased hereunder is increased for any reason whatsoever.

In the event this Lease is terminated early due to an uncured default by Tenant and/or a written agreement between Landlord and Tenant to terminate the Lease prior to the scheduled Termination Date, Tenant agrees to reimburse Landlord for one hundred percent (100%) of the balance of the unamortized Lease Commission previously paid by Landlord, that is outstanding as of the early Termination Date. Said amount shall be paid by Tenant to Landlord by the Termination Date, and/or Landlord may, at its option, deduct part or all of said unamortized Lease Commission from Tenant’s Security Deposit.

Multi Tenant/Single Parcel	Page 37 of 55	Initial: /S/ JA; RP; VP

46. ASSOCIATION DUES. The Premises is part of the Ardenwood Property Owners’ Association (the “Association”), and is subject to Association Dues to fund the cost of the Association’s obligations and expenses as authorized under the By-Laws of said Association. As of the date of this Lease, Tenant’s current Proportionate Share of the Association Dues is currently estimated at Forty-Three and 34/100 Dollars ($43.34) per month and is subject to adjustment as provided for by said Association. Said Association Dues are payable by Tenant to Landlord as Additional Rent on a monthly basis throughout the Term of this Lease. Tenant understands that it will not be a direct member of the Association by virtue of this Lease.

47. OPTION TO EXTEND LEASE FOR FIVE (5) OR TEN (10) YEARS. Landlord hereby grants to Tenant an Option to Extend this Lease Agreement for an additional five (5) or ten (10) year period (as selected by Tenant) (“Extended Term”) upon the following terms and conditions;

A. Notice; Deadline. Tenant shall give Landlord written notice of Tenant’s exercise of this Option to Extend no more than twelve (12) months prior to the scheduled Lease Termination Date and no less than nine (9) months prior to the scheduled Lease Termination Date of the initial Lease Term, in which event the Lease shall be considered extended for an additional five (5) or ten (10) years (as selected by Tenant) subject to the Basic Rent to be determined pursuant to Paragraph 47.B below and the terms and conditions subject to amendment by Landlord (Landlord, in its sole and absolute discretion, may, but is not required to, incorporate its current Lease provisions that are standard in Landlord’s leases as of the date of Tenant’s exercise of its Option to Extend); and this Paragraph 47 shall thereafter be deleted. In the event that Tenant fails to timely exercise Tenant’s option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining Term hereof, absent this Paragraph 47.

B. Notice and Acceptance of Terms. In the event Tenant timely exercises Tenant’s Option to Extend as set forth herein, Landlord shall, within fifteen (15) days after receipt of Tenant’s exercise of option, advise Tenant of the terms and conditions, Security Deposit and Basic Rent required for the Extended Term of the Lease, with the Basic Rent rate for the Extended Term being the greater of (i) the monthly Basic Rent rate due for the last month of the initial Lease Term (the “Minimum Basic Rent Rate”) or (ii) the then current market Basic Rent Rate, as determined by Landlord, for a comparable Term and for comparable buildings and improvements in Fremont, California (the “Market Basic Rent Rate”). Tenant shall have ten (10) days after receipt from Landlord of said new terms and conditions, Security Deposit and Basic Rent in which to (a) accept said new terms and conditions, Security Deposit and Basic Rent and enter into written documentation confirming same or to (b) challenge Landlord’s Market Basic Rent Rate by giving written notice of said challenge to Landlord (“Tenant’s Challenge”). In the event Tenant fails to (x) execute said written documentation confirming said new terms and conditions, Security Deposit and Basic Rent for the Extended Term of the Lease or (y) challenge Landlord’s Market Basic Rent Rate within said ten (10) day period, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining Term hereof absent this Paragraph 47, with Landlord having no further responsibility or obligation to Tenant with respect to Tenant’s Option to Extend. In the event Tenant timely challenges Landlord’s Market Basic Rent Rate, Landlord and Tenant shall attempt to agree upon the Market Basic Rent Rate using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days of Tenant’s Challenge notice (the “Outside Agreement Date”), then each party shall make a separate determination of the Market Basic Rent Rate which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

(i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate appraiser of comparable commercial properties in the immediate vicinity of the Premises, and who has been active in such field over the last ten (10) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Basic Rent Rate is the closest to the actual Market Basic Rent Rate as determined by the arbitrators; provided, however, the arbitrators may only select Landlord’s or Tenant’s determination of Market Basic Rent Rate and shall not be entitled to make a compromise determination.

Multi Tenant/Single Parcel	Page 38 of 55	Initial: /S/ JA; RP; VP

(ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Basic Rent Rate, and shall notify Landlord and Tenant thereof.

(iv) The decision of the majority of the three arbitrators on the Market Basic Rent Rate shall be binding upon Landlord and Tenant, however in no event will the Basic Rent during the Extended Term be less than the Minimum Basic Rent Rate with an annual increase of no less than three percent (3%). Said Minimum Basic Rent Rate is not subject to arbitration (only the Market Basic Rent Rate is subject to arbitration providing it is greater than the Minimum Basic Rent Rate).

(v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

(vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

C. Personal Nature of Option to Extend. The option rights of Tenant under this Paragraph 47, and the Extended Term thereunder, are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, except to a Permitted Transferee provided Tenant and said Permitted Transferee have executed Landlord’s consent to assignment. In the event that Landlord consents to a sublease or assignment of this Lease under Paragraph 21, the option granted herein and any Extended Term thereunder shall be void and of no force and effect (without notice from Landlord), whether or not Tenant shall have purported to exercise such option prior to such assignment or sublease, and this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 47. Notwithstanding the foregoing, but subject to Tenant’s compliance with Paragraph 21.A, a sublease to one or more of Tenant’s Business Partners shall not impair Tenant’s Option to Extend this Lease.

D. Loss of Option to Extend Right. It is agreed that if Tenant is at any time prior to exercising its Option to Extend in default of this Lease and has failed to cure the default in the cure period provided for under this Lease, this Option to Extend is automatically forfeited by Tenant (without notice from Landlord). In the event said Option to Extend is forfeited as stated herein, Tenant shall have no further Option to Extend this Lease. It is further agreed that if Tenant has exercised its Option to Extend and is subsequently in default prior to, or at any time prior to the commencement of the Extended Term and has failed to cure the (a) monetary default within five (5) days from the date of written notice from Landlord, or (b) material non-monetary default within the cure period provided for under this Lease, Landlord may at its sole and absolute discretion, cancel and rescind Tenant’s Option to Extend, and, unless said Lease is also terminated due to said uncured default, this Lease will continue in full force and effect for the full remaining Term hereof, absent of this Paragraph 47.

Multi Tenant/Single Parcel	Page 39 of 55	Initial: /S/ JA; RP; VP

48. RIGHT OF FIRST REFUSAL TO LEASE. Provided Tenant is not in default (pursuant to Paragraph 24 of the Lease, i.e., Tenant has received notice and any applicable cure period has expired without cure) of any of the terms, covenants, and conditions of this Lease Agreement, Tenant, during the Term of this Lease and subject to the provisions hereinafter contained, shall have a Right of First Refusal to lease all or a portion of the approximately 49,606+ square feet of space as shown in Blue on Exhibit C attached hereto, consisting of the remaining space on the first floor in the Building) in which the Leased Premises are located (hereinafter referred to as “First Right Space”) upon the following terms and conditions:

A. It is understood that said First Right Space, as of the date of this Lease, is vacant and unleased. Landlord agrees that in the event Landlord receives an offer to lease all or any portion of said First Right Space from a third party, at a rental and upon terms and conditions which are satisfactory to Landlord, Landlord shall, prior to executing a lease agreement with said third party for said First Right Space, offer the same portion of said First Right Space to Tenant (“Landlord’s First Right Notice”) and advise Tenant of the per square foot Basic Rental and terms and conditions upon which Landlord is willing to lease to said third party (notwithstanding anything to the contrary, in no event shall Tenant’s Basic Rent on the First Right Space be less than the Basic Rent then scheduled under this Lease).

Tenant shall have five (5) business days after receipt of Landlord’s First Right Notice to elect, by written notice to Landlord, to lease the same portion of said First Right Space upon the rental, terms and conditions set forth in Landlord’s First Right Notice. Subject to the terms and conditions of this Paragraph, in the event Landlord’s First Right Notice is for a portion of said First Right Space, Tenant’s First Right of Refusal shall continue for the remainder of the First Right Space until such time Tenant rejects or fails to accept said rent, terms, and conditions for all of the First Right Space.

In the event Tenant, at any time, rejects or fails to accept said rent, terms, and conditions within the five (5) day period so presented in Landlord’s First Right Notice, Landlord shall be free to execute a lease with a third party with respect to the portion of said First Right Space described in Landlord’s First Right Notice, and this Lease Agreement shall continue in full force and effect for the full remaining Term hereof. Notwithstanding anything to the contrary above, Tenant’s First Right of Refusal, as relates to any portion of the First Right Space in which Tenant rejects or fails to accept, shall, subject to the terms of this Paragraph, be reinstated after the termination (of the original term and any extensions thereof) of Landlord’s third party lease agreement.

In the event Tenant exercises its right to Lease said First Right Space, this Lease shall subsequently be amended to accurately reflect the increased square footage and the resultant increase in the Basic Rent and the Security Deposit and the terms and conditions applicable to the First Right Space.

B. The First Right of Refusal of Tenant under this Paragraph is granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, except to a Permitted Transferee provided Tenant and said Permitted Transferee have executed Landlord’s consent to assignment. In the event that Landlord consents to a sublease or assignment of this Lease to any entity or person, the First Right granted herein shall be void and of no force and effect, whether or not Tenant shall have purported to exercise such First Right option prior to such assignment or sublease; notwithstanding the above, Tenant may exercise its First Right of Refusal for its exclusive benefit and use, but not on behalf of or for use by a subtenant or assignee, except to Permitted Transferee as provided for in Paragraph 21.E. Notwithstanding the foregoing but subject to Tenant’s compliance with the provisions of Paragraph 21.A, a sublease to one or more of Tenant’s Business Partners shall not impair Tenant’s First Right of Refusal.

Multi Tenant/Single Parcel	Page 40 of 55	Initial: /S/ JA; RP; VP

49. RIGHT OF FIRST REFUSAL TO PURCHASE THE LEASED PROPERTY. Provided that Tenant is not in monetary default of this Lease beyond applicable cure periods and/or the Lease has not terminated, Tenant (or a single Permitted Transferee to whom the Lease has been assigned), during the Term of this Lease, shall have a one-time right of first refusal (the “Right of First Refusal to Purchase”) to purchase the Parcel and the improvements located thereon (the “First Refusal Property”) upon the following terms and conditions:

A. Notice and Acceptance of Terms. Landlord agrees that (i) in the event Landlord receives an offer from a third party to purchase or (ii) if Landlord desires to make an offer to sell said First Refusal Property, at a purchase price and upon terms and conditions which are satisfactory and acceptable to Landlord and providing Landlord is willing to sell said First Refusal Property, Landlord shall offer said First Refusal Property to Tenant and advise Tenant of the purchase price, the deposit, the financing terms, if any, closing cost allocations, projected date of close of escrow (collectively, “Basic Conditions”) for said First Refusal Property (“Landlord’s First Right Notice”). Tenant shall have ten (10) business days after receipt of Landlord’s First Right Notice to accept said Basic Conditions in writing. In the event (i) Tenant rejects or fails to accept said Basic Conditions set forth in the Landlord’s First Right Notice within said ten (10) business day period, or (ii) if Tenant accepts said Basic Conditions but fails to execute a purchase agreement for said First Refusal Property at the Basic Conditions so presented in Landlord’s First Right Notice, within thirty (30) days following Tenant’s acceptance of said Basic Conditions, said Right of First Refusal to Purchase shall thereafter be null and void.

B. Personal Nature of Right of First Refusal to Purchase. The Right of First Refusal to Purchase is granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law except to a Permitted Transferee provided Tenant and said Permitted Transferee have executed Landlord’s consent to assignment document.

C. Loss of Right of First Refusal to Purchase. It is agreed that (i) if Tenant is, at the time of exercising its Right of First Refusal to Purchase, in monetary default of this Lease and has failed to cure said default within the time period allowed in Paragraph 24 (Bankruptcy and Default), or (ii) if Tenant has (a) subleased forty-nine percent (49%) (excluding subleases to the allowed Tenant Business Partners under Paragraph 21) or more of the Premises leased hereunder and Landlord has terminated the Lease or (b) assigned this Lease, or (iii) if Tenant has either not complied with the terms of Paragraph 49.A and/or if Tenant complied with the terms of Paragraph 49.A and fails to close escrow within the period agreed to in the related purchase contract, this Paragraph 49 will be null and void (without further notice from Landlord) and Tenant will have no further rights under this Paragraph 49.

50. PERSONAL PROPERTY OF LANDLORD. Landlord and Tenant agree Landlord shall pay for and provide to Tenant seventy-five (75) non floor to ceiling cubicles within the Premises, (as detailed on Exhibit F attached hereto) (“Furniture”), which Furniture is the personal property of Landlord and is being leased hereunder by Tenant (hereinafter referred to as “Personal Property of Landlord”). Tenant agrees, at its sole cost and expense, to maintain, repair and replace the Personal Property of Landlord as needed, normal wear and tear excepted. However, Tenant shall not replace, remove, or encumber in any way, any of the Personal Property of Landlord without Landlord’s prior written consent.

Multi Tenant/Single Parcel	Page 41 of 55	Initial: /S/ JA; RP; VP

51. WALK WAY. Concurrently with the execution of the Lease, Electronics for Imaging, Inc. (“EFI”) is purchasing from the Richard T. Peery Separate Property Trust and the John Arrillaga Survivor’s Trust (Landlord under this Lease), the building on the adjacent parcel located at 6750 Dumbarton Circle, Fremont (“Purchased Building”) in the area shown in Red on Exhibit A attached hereto. Tenant has requested and Landlord has agreed that EFI can construct a free standing covered walkway (“Walk Way”) between, but not attached, to the Building leased herein and the Purchased Building provided: (i) said construction is completed within six (6) months after the Lease Commencement Date by the Prime Contractor or another general contractor reasonably acceptable to Landlord under a direct contract between EFI and said general contractor, (iii) EFI pays one hundred percent (100%) of said cost of construction of said Walk Way, including, but not limited to, permit fees and the ongoing maintenance, repairs and replacement (if needed) of said Walk Way. EFI, as Tenant under this Lease and as purchaser of the Purchased Building agree that Landlord has the right to require EFI to remove said Walk Way in the event (i) EFI fails to comply with the terms herein and/or (ii) upon the termination of this Lease for Premises located at 6700 Dumbarton Circle. EFI and Landlord also agree that each party and their respective tenants shall have a right to use said Walk Way during the term of this Lease as long as said Walk Way has not been removed and further provided Tenant and EFI comply with the terms herein. Tenant, EFI and Landlord also agree that the property purchased at 6750 Dumbarton Circle and the Property leased herein shall have an unrecorded easement in the area shown in Yellow on Exhibit A attached hereto for the right of said parties to use said Walk Way subject to the terms herein.

52. ROOF TOP USE.

(a) During the construction of Tenant’s Interior Improvements and continuing during the Term, Tenant, at its sole cost and expense, shall have the right to install, operate and maintain on a portion of the roof of the Building, dishes/antennas or other communication devices which are connected to and serve the Premises (collectively, the “Dish/Antenna”).

(b) Tenant’s right to install the Dish/Antenna shall be subject to (i) the reasonable approval rights of Landlord and subject to the CC&R’s and, if required by Landlord, Landlord’s architect and/or engineer’s review and approval of the plans and specifications of the Dish/Antenna, the location and the number of the Dish/Antenna and the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna and (ii) Tenant reimbursing Landlord for costs Landlord incurs for said review of Tenant’s plans and specifications (all such items placed on the roof shall not be visible from the parking lot or the adjacent street and shall be placed behind a roof screen). The precise specifications and a description of the Dish/Antenna and detailed plans along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna shall be submitted to Landlord for Landlord’s review. Upon Landlord’s approval of said installation, the parties hereto shall execute a Consent to Alterations agreement before Tenant commences to install the Dish/Antenna. Tenant shall provide Landlord at the time it requests Landlord’s approval a certification from a licensed engineer confirming that the weight of said items and/or the placement of said items in the location(s) reflected in the plan provided to Landlord do not compromise the integrity of the structure, taking into consideration the items Tenant requests to be installed, the items already existing on the rooftop and future items to be installed on the rooftop and the structure limitations of the Building. Tenant shall be solely responsible for obtaining and complying with all necessary governmental and regulatory approvals, permits and for the cost of installing, operating, maintaining, repairing and replacing the Dish/Antenna (and for removing the Dish/Antenna). Landlord agrees that during the Term of the Lease, Tenant, upon reasonable prior notice to Landlord, shall have access to the roof of the Building for the purpose of installing, maintaining and repairing and replacing, if necessary, pursuant to the terms of the Lease the Dish/Antenna (and for removing the Dish/Antenna) and the appurtenances, if any, all of which shall be performed by Tenant or Tenant’s authorized licensed representative or contractors, which shall be reasonably approved by Landlord.

Multi Tenant/Single Parcel	Page 42 of 55	Initial: /S/ JA; RP; VP

(c) To the extent the same are not already available on the roof of the Building, Tenant shall bring utilities to the Dish/Antenna on the rooftop; and if such hook-ups for utilities are not presently available on the rooftops, the cost of such hook-ups shall be paid by Tenant. Tenant shall pay the cost of the installation of such utilities and shall also be responsible for and shall pay one hundred percent (100%) of the cost related to the use of such utilities.

(d) Tenant agrees to maintain all of Tenant’s equipment placed on or about the roof in proper operating condition and maintain same in good condition as to appearance and safety. Tenant shall be responsible for any damage caused to the roof or any other part of the Building by Tenant or any of the Tenant Parties or representatives in connection with the installation, operation and maintenance and/or removal of said items.

(e) Tenant shall not be entitled to license its Dish/Antenna to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Dish/Antenna. Tenant’s right to install such Dish/Antenna shall be non-exclusive unless Tenant leases the entire Building, and Tenant hereby expressly acknowledges Landlord’s right so long as Tenant does not lease the entire Building (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease of any rooftop space to a third party and/or any tenant in the Building. Said Dish/Antenna shall not interfere with other tenants in the Building and/or other tenants’ use of their premises and/or their equipment as the case may be. Notwithstanding anything to the contrary herein, Landlord shall have the sole and absolute discretion to approve the placement of said Dish/Antenna equipment on the roof of the Building.

(f) The Dish/Antenna and the related appurtenances, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match the installation and/or color surrounding the area where the equipment and appurtenances were attached. Immediately following the installation and/or removal of said items, Landlord shall have a licensed roof contractor inspect the installation and/or removal to confirm that the proper water tight seals have been applied to prevent roof leaks and Tenant shall reimburse Landlord for its out of pocket costs related thereto.

53. FIBER-OPTIC CABLE. Pursuant to the terms of the Lease, Tenant, at its sole cost and expense, shall have the right to connect the Building and the adjacent property at 6750 Dumbarton Circle by installing, maintaining and operating a below-ground fiber-optic line or lines, data and telecommunications cabling, and conduits or such other similar technology as is then generally recognized as a reasonable supplement to or replacement for fiber-optic lines and data and telecommunications cabling (the “Inter-Building Communication Link”). Tenant, at its sole cost and expense, shall comply with all governmental agencies’ regulations and permit requirements and shall arrange for the installation of the underground conduit, the telephone, data transaction, video and other telecommunication services (“Telecommunication Services”) directly with one or more of Telecommunications Services providers and shall be solely responsible for paying for such Telecommunications Services including, but not limited to, the initial installation, maintenance, repairs and replacement and subsequent removal costs related to the Inter-Building Communication Link. Tenant shall provide Landlord with a complete description and detailed plans reflecting said Inter-Building Communication Link and connections for Telecommunications Services. After Landlord’s review and approval of said plans, Landlord and Tenant shall execute a Consent to Alterations agreement and Tenant can commence the construction of the Inter-Building Communication Link thereafter. All work in connection therewith shall be performed by licensed contractors approved by Landlord. Notwithstanding anything to the contrary herein, all conduit related cabling between the Building and the 6750 Dumbarton Circle property must be underground and no exterior equipment shall be above ground and no cabling can be visible from the exterior and/or interior of the Building and/or the 6750 Dumbarton Circle building. Upon expiration or earlier termination of this Lease Tenant shall remove the Inter-Building Communication Link and restore those elements of the Premises, the Building and other improvements in the Parcel affected by such removal.

Multi Tenant/Single Parcel	Page 43 of 55	Initial: /S/ JA; RP; VP

54. MISCELLANEOUS AND GENERAL PROVISIONS.

A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B. Premises Address. It is understood that (i) the current address for the Premises is shown on page 1 of this Lease, and that (ii) the address for the Premises is subject to change at any time by the City in which the Premises are located (the “City”). In the event the address assigned to the Premises is changed by the City, this Lease shall thereafter be amended to reflect the assigned address for the Premises leased hereunder and Landlord shall not be liable to Tenant for any costs or expenses incurred by Tenant as a result of said address change.

C. Choice of Law/Venue; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the County of Alameda in the State of California and each party specifically stipulates to venue in Alameda County. If any provision of this Lease shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

D. Definition of Terms. The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provisions hereof.

E. Time Of Essence. Time is of the essence of this Lease and of each and all of its provisions.

F. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

Multi Tenant/Single Parcel	Page 44 of 55	Initial: /S/ JA; RP; VP

G. Incorporation of Prior Agreements; Amendments. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

H. Conditions to Indemnification. Whenever a party (the “Indemnifying Party”) is required under this Lease to defend, indemnify and hold harmless the other party (the “Indemnified Party”), the following shall apply: (a) the Indemnified Party must give the Indemnifying Party prompt written notice of the claim(s) as to which indemnification is requested; (b) the Indemnified Party must reasonably cooperate with the Indemnifying Party in connection with the defense or settlement of any such claim(s); and (c) the Indemnified Party shall be entitled to control the defense or settlement of any claim(s) as to which it is providing indemnification.

I. Recording. Neither Landlord nor Tenant shall record this Lease, except subject to the terms herein, and Tenant shall have the right to record a Memorandum of Lease including Right of First Refusal to Lease and/or to purchase the Property in the form of Exhibit G attached hereto. Concurrently with the execution of the Lease, Tenant shall execute each of the quitclaim deeds attached hereto as Exhibits H, H-1 and H-2 and Landlord shall hold and not record the respective quitclaim deed until the earlier of the respective (a) termination of this Lease or (b) termination of Tenant’s Right of First Refusal to Lease, or (c) termination of Tenant’s right to purchase the Property pursuant to the terms of the respective Paragraphs 48 (Right of First Refusal to Lease) and 49 (Right of First Refusal to Purchase the Leased Property).

J. Amendments for Financing. Tenant further agrees to execute any reasonable amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected and Tenant’s obligations hereunder are not materially altered or impaired. Tenant shall be reimbursed for its reasonable third party attorney fees reasonably incurred, if any, for said third party attorney’s reasonable review of any such amendment.

K. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

L. Diminution of Light, Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

Multi Tenant/Single Parcel	Page 45 of 55	Initial: /S/ JA; RP; VP

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:			TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST			ELECTRONICS FOR IMAGING, INC.,
a Delaware corporation

By	/S/ John Arrillaga	By	/S/ Vincent Pilettte
	John Arrillaga, Trustee		Vincent Pilette, Chief Financial Officer

Date:	4/19/13	Date:	4/19/13

RICHARD T. PEERY SEPARATE
PROPERTY TRUST

By	/S/ Richard Peery
Richard T. Peery, Trustee

Date:	4/19/13

Multi Tenant/Single Parcel	Page 46 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

EXHIBIT D

April 19, 2013

Electronics for Imaging, Inc.

303 Velocity Way

Foster City, CA 94404

Attention: Guy Gecht

RE:	CONSTRUCTION AGREEMENT RELATED TO LEASE AGREEMENT DATED APRIL 19, 2013 (“LEASE”), BY AND BETWEEN THE JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND ELECTRONICS FOR IMAGING, INC., A DELAWARE CORPORATION, AS TENANT, FOR 58,047+ SQUARE FEET (“PREMISES”) OF THAT CERTAIN 108,166+ SQUARE FOOT BUILDING (“BUILDING”) LOCATED AT 6700 DUMBARTON CIRCLE, FREMONT, CALIFORNIA.

Gentlemen:

This construction agreement (“Agreement”) will confirm the agreement between the parties hereto related to the existing shell of the Building and the interior improvements to be constructed by Landlord for Tenant in the Premises, and shall be considered a part of the Lease.

1. DEFINITIONS: As used in this Agreement, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease and used in this Agreement, shall have the meanings ascribed to them in the Lease:

A. Cold Shell Improvements: The term “Cold Shell Improvements” shall mean the improvements in the Building of which the Premises are a part and are shown on the Building As-Built Plans delivered by Landlord to Tenant on February 28, 2013 which include the building foundation, first and second story floor slab, building exterior precast concrete panels, building exterior window wall system (including standard ten foot high exterior doors and standard exterior door hardware), load bearing walls, roof system for standard loading, roof membrane including roof drainage and roof screen, steel platforms at roof for future HVAC mechanical units (quantity: 2), fire sprinkler mains and up-heads distributed throughout the space connected to fire service main including the PIV and tamper switch; (ii) site work improvements consisting of offsite sanitary sewer piping from street main to Building, offsite domestic water and fire service from street mains to Building, gas service piping from street main to within 5’ of the Building (no meter), telecom conduits from street mains to Building, 3500 amp 277/480 volt 3 phase electrical service from street mains to Building including transformer, cold shell fire alarm service from main electrical room distributed to core structures, one (1) two stop elevator 3,500+ lb capacity including elevator phone connection and stainless steel finished interior, three (3) framed stairwells including code required handrail, one (1) framed bathroom core (no finishes, no MEPS rough-in, framing only), one (1) framed storage room on the second floor at center stairwell, offsite and onsite storm sewer (for exterior water drainage system), paving and parking areas, site lighting, precast concrete trash enclosure, striping, sidewalks, parking curbs, gutters, irrigation system and landscaping. The Building As-Built Plans for the Cold Shell Improvements are known hereafter as the “Cold Shell Plans.”

Page 47 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

B. Landlord Interior Improvements: The term “Landlord Interior Improvements” shall mean all improvements to be constructed by Landlord and shown on the final interior construction plans (“Final Landlord Interior Plans”), to be attached hereto as Exhibit B in accordance with Paragraph 3 below, and paid for by the parties as hereinafter set forth. The Landlord Interior Improvements do not include any of the existing Cold Shell Improvements set forth in Paragraph 1.A above. By way of example only, the Landlord Interior Improvements shall include and not be limited to, the construction of general offices, conference room(s), a training room and a gym, and installation of the: interior fire protection system down-heads, interior piping connected to sewer main, interior domestic water piping to connect to bathroom cores, wiring and electrical distribution to the Premises electrical system, telephone cabling connected to Premises telephone system, other data cabling interior distribution, gas meter installation, heating and air-conditioning system complete, building interior sanitary system complete, water and gas piping systems complete (including all piping required from any current exterior location to the Building supply to the extent the same has not been brought into the Building), processing piping (if any), complete thermal/acoustical insulation, standard width interior stairways with standard handrails, standard ten foot high suspended ceilings, standard ten foot high interior doors with standard door hardware, elevators, interior walls and movable or non-movable floor to ceiling partitioning, painting, interior carpeting, vinyl floor covering and tile, utility pads (including all construction elements of subject utility pads, including but not limited to enclosures) water and City and/or Utility Company water and sewer “Connection/Facility” fees including cost to hook up to the Alameda County Water District and/or the Union Sanitary District systems, school district fees (if any) and all design fees, plan check/building permit fees, contractor’s fees and Builder’s Risk insurance premiums as related to the Landlord Interior Improvements.

C. Improvements: The term “Improvements” shall mean the Cold Shell Improvements and the Landlord Interior Improvements.

D. Performance Schedule: The term “Performance Schedule” shall mean the estimated times for commencement and performance of construction obligations contained in Paragraph 2 of this Agreement.

E. Architect: The term “Architect” shall mean (i) Hoover Associates as related to the Cold Shell Improvements and Kenneth Rodrigues & Partners, Inc. (“Interior Architect”) with respect to the Landlord Interior Improvements.

F. Prime Contractor(s): The term “Prime Contractor” shall mean Vance Brown, Inc. for the Landlord Interior Improvements.

G. Substantial Completion: The term “Substantial Completion” (and “Substantially Completed”) shall mean the date when all of the following have occurred with respect to the Landlord Interior Improvements: the local authority with jurisdiction for building permits has issued the final permits for the Landlord Interior Improvements along with a temporary certificate of occupancy and the construction of the Landlord Interior Improvements have been substantially completed in accordance with the Final Landlord Interior Plans except for “punch list” items which, for purposes of this Agreement, shall mean minor details of the construction which are incomplete, which do not prevent or materially interfere with Tenant’s reasonable use of the Premises to conduct Tenant’s business operations in the Premises. Notwithstanding anything to the contrary herein, in the event Landlord has substantially completed the Landlord Interior Improvements, but is unable to obtain the final permits and/or temporary certificate of occupancy referenced above because Tenant has not completed its interior improvements (if any), Landlord’s failure to obtain such permit and/or temporary certificate of occupancy shall not defer the Commencement Date (as defined in Paragraph 1.H below).

Page 48 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

H. Commencement Date: The term “Commencement Date” shall mean September 1, 2013, subject to delays caused by any or all of the Tenant Related Parties (as defined in Lease Paragraph 8 (Rules and Regulations and Common Area), strikes, acts of God, governmental restrictions, or other causes beyond Landlord’s control, in which instance the time period for Landlord’s completion of the Premises shall be extended accordingly.

2. PERFORMANCE SCHEDULE: Landlord and Tenant desire to cause the Landlord Interior Improvements to be Substantially Completed by the scheduled Commencement Date of September 1, 2013. The Commencement Date is based upon information gathered and estimates made by Landlord, which are reflected in the Construction Schedule. Achieving Substantial Completion of the Landlord Interior Improvements by the Commencement Date requires that certain objectives be met within certain time periods. Set forth in this Paragraph is a schedule of certain critical dates relating to Landlord’s and Tenant’s respective obligations regarding the construction of the Landlord Interior Improvements (the “Performance Schedule”) that must be adhered to in order to achieve Substantial Completion of all Landlord Interior Improvements by the Commencement Date. Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Performance Schedule and elsewhere in this Agreement. Subject to the provisions of Paragraph 7 (Tenant Delays) hereof, the parties acknowledge that the Performance Schedule is only an estimate of the time needed to complete certain stages of the construction process, and the failure of either party to accomplish any step in the process set forth in the Performance Schedule within the applicable time period shall not constitute a default by either party unless such failure constitutes a breach of the obligation of a party to use reasonable efforts to perform its obligations within the time periods set forth in the Performance Schedule and elsewhere in this Agreement. The Performance Schedule is as follows:

ACTION ITEMS	DUE DATE	RESPONSIBLE PARTY

A. Delivery to Tenant of Landlord’s Cold Shell Plans	Delivered to Tenant on February 28, 2013	Landlord

B. Delivery to Landlord of Tenant’s Preliminary Interior Improvements Plans	Delivered to Landlord on April 16, 2013	Tenant

C. Delivery to Tenant of Landlord’s Interior Plans prepared by the Interior Architect	Within five (5) business days after Landlord receives the cost to construct the Landlord Interior Improvements	Landlord

D. Approval of Landlord’s Interior Plans	Within three (3) business days after Tenant receives Landlord’s Interior Plans from Landlord	Tenant

E. Delivery of Final Landlord Interior Plans to Tenant	Within five (5) business days after the Landlord’s Interior Plans are approved by Tenant	Landlord

F. Approval of Final Landlord Interior Plans by Tenant	Within three (3) business days after the Final Landlord Interior Plans are received by Tenant	Tenant

G. Submittal of Final Landlord Interior Plans to City for Plan Check/Permit	Within three (3) business days after the Final Landlord Interior Plans are approved by Tenant and the Lease is executed	Landlord

H. Obtain Building Permit for Landlord’s Interior Improvements	Within 45 days after submittal of the Landlord Interior Improvements for Permit	Landlord

I. Commencement of Construction of the Landlord Interior Improvements	As soon as reasonably possible after receipt of Building Permit	Landlord

J. Substantial Completion of the Landlord Interior Improvements	September 1, 2013 (projected four (4) months after the issuance of the Building Permit)	Landlord

Page 49 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

3. DEVELOPMENT AND PROCESSING OF PLANS FOR THE LANDLORD INTERIOR IMPROVEMENTS AND PERMITS: Final Landlord Interior Plans for the Landlord Interior Improvements shall be developed and processed in accordance with the following:

A. Development of Landlord Interior Plans: On or before the due date specified in the Performance Schedule, Landlord shall cause the Interior Architect to prepare and deliver to Tenant for its review and approval plans for the Landlord Interior Improvements (the “Landlord Interior Plans”). On or before the due date specified in the Performance Schedule, Tenant shall either approve such plans or notify Landlord of its specific objections to the Landlord Interior Plans so delivered to Tenant. If Tenant so objects, Landlord shall revise the Landlord Interior Plans to address such objections in a manner consistent with the parameters for the Landlord Interior Improvements set forth in this Agreement and shall resubmit to Tenant for its approval such revised Landlord Interior Plans on or before the due date specified in the Performance Schedule. It is agreed that Landlord’s Interior Improvement Plans shall not affect the exterior appearance or structural integrity or cost of the Cold Shell Improvements as defined in Paragraph 1.A, and it is further agreed that Landlord will not object to reasonable structural changes (subject to the provisions of Paragraph 7) as long as Tenant agrees to pay for any additional cost for same and the exterior appearance of the Cold Shell Improvements is not altered. When the revised Landlord Interior Plans are resubmitted to Tenant, Tenant shall either approve such plans in writing or notify Landlord of any further objections in writing on or before the due date specified in the Performance Schedule. If Tenant has further objections to the revised Landlord Interior Plans, Landlord and Tenant shall immediately meet and confer and together shall apply the standards set forth in this Agreement to resolve Tenant’s objections and incorporate such resolution into the Landlord Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) days after the deadline for Tenant’s objections referred to in the immediately preceding sentence. In resolving Tenant’s objections, the parties agree to act reasonably so as to promptly finalize the Landlord Interior Plans. Paragraph 7 hereof shall apply to any failure of Tenant to promptly and reasonably work with Landlord in this regard, but only where Landlord delivers written notice to Tenant specifying the way(s) in which Landlord claims Tenant is not acting reasonably to reach consensus on the Final Landlord Interior Plans and Tenant fails to correct the same within three (3) business days after receipt of Landlord’s notice. The Final Landlord Interior Plans shall be initialed by the parties and shall become Exhibit B to this Agreement.

B. Building Permit: As soon as the Final Landlord Interior Plans have been approved by Landlord and Tenant, Landlord shall apply for a building permit for the Landlord Interior Improvements, and shall diligently prosecute to completion such approval process.

C. Commencement of Landlord Interior Improvements: On or before the due date specified in the Performance Schedule (delays by Tenant Related Parties and/or acts of God and delays beyond Landlord’s control excepted), Landlord shall commence construction of the Landlord Interior Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Landlord Interior Improvements by the date specified in the Performance Schedule.

Page 50 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

4. CONSTRUCTION OF IMPROVEMENTS: The Improvements to be constructed as part of the Premises in connection with the Lease shall be paid for by the parties as hereinafter set forth in Paragraph 5 and constructed in the following manner:

A. Construction of Cold Shell Improvements by Landlord: The Cold Shell Improvements reflected on the As-Built Plans have been constructed and paid for by Landlord in accordance with the Cold Shell Plans.

B. Licensed Contractor Requirement: All construction of the Landlord Interior Improvements in the Premises shall be done by Vance Brown, Inc. as Prime Contractor, who shall be retained by Landlord and paid as provided in Paragraph 5 below.

C. Construction of Landlord Interior Improvements by Landlord: The Landlord Interior Improvements shall be constructed by the Prime Contractor in a good and workmanlike manner and in accordance with the approved Final Landlord Interior Plans; it being agreed, however, that if the Premises Cold Shell Improvements and/or Landlord Interior Improvements, as finally constructed, do not conform exactly to the plans and specifications as set forth in the Cold Shell Plans and/or the approved Final Landlord Interior Plans, and the general appearance, structural integrity, and Tenant’s use and occupancy of the Premises and/or the Building and the interior improvements relating thereto are not materially affected by such deviation, then in such case the Commencement Date of the Lease, and Tenant’s obligation to pay Rent thereunder as provided for in said Lease, shall not be affected, and Tenant hereby agrees to accept the Premises and the Landlord Interior Improvements as constructed by Landlord notwithstanding such deviation.

D. Landlord Interior Improvements Part of the Premises: All Landlord Interior Improvements and any interior improvements made by Tenant shall become and remain a part of the Premises upon installation or construction and shall be the property of Landlord and surrendered up by Tenant at the end of the Lease Term. Tenant shall have only a leasehold interest therein, subject to all of the terms and conditions of the Lease. None of the Landlord Interior Improvements and/or any interior improvements made by Tenant shall be encumbered, transferred, removed or materially altered, except as otherwise provided in the Lease.

E. Liens and Claims: During the installation of any interior improvements by Tenant, including, but not limited to, the installation of Tenant’s trade fixtures as provided for in Lease Paragraph 2.C (Early Entry), Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within fifteen (15) days following notice of the imposition of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by Landlord in connection therewith, shall be payable to Landlord by Tenant within five (5) business days after demand with interest at the highest interest rate allowable by law or Landlord may at its option, draw or make a demand under the Security Deposit (as defined in Lease Paragraph 4.G (Security Deposit) to pay said Lien and have said Lien removed.

Page 51 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

F. Inspection Following Completion of the Landlord Interior Improvements: As soon as the Landlord Interior Improvements are Substantially Completed, Landlord (or Landlord’s representative) and Tenant shall conduct a joint walk-through of the Premises, and inspect such Landlord Interior Improvements, using their best efforts to discover all incomplete or defective construction. After such inspection has been completed, Landlord or its representative shall prepare and subject to Tenant’s review and reasonable approval, both parties shall sign a list of all “punch list” items which the parties agree are to be corrected by Landlord. It is agreed that the Lease will commence on the Commencement Date provided that the Landlord Interior Improvements are Substantially Completed, subject to delays caused by any of the Tenant Related Parties, regardless of whether or not a “punch list” exists. Landlord shall use reasonable efforts to complete and/or repair such “punch list” items within thirty (30) days after executing such list, it being agreed however, that the existence of any “punch list” items will not result in any delay of the Commencement Date.

5. PAYMENT OF CONSTRUCTION COSTS:

A. Cold Shell Improvements: Subject to the terms of Paragraph 6, Landlord shall furnish the Cold Shell Improvements (as defined in Paragraph 1.A) at its cost.

B. Landlord Interior Improvement Costs: Landlord shall pay the first Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) of expenses billed by the Prime Contractor for the Landlord Interior Improvements which Landlord Interior Improvements include the items referenced in Paragraph 5.C (Exclusions From Interior Improvement Costs Payable by Tenant) below (“Landlord’s Cost Contribution”) and all other Landlord Interior Improvements costs not referenced in Paragraph 5.C (Exclusions From Interior Improvement Cost Payable by Tenant) below, and Tenant shall pay one hundred percent (100%) of the cost of the Landlord Interior Improvements in excess of Landlord’s Cost Contribution. Except as required in Paragraph 5.C below, Tenant shall make payments within twenty (20) days of receipt of Landlord’s statement for the amounts due (with a statement from the Prime Contractor itemizing the Interior Improvement costs said payment is applicable to and the appropriate lien waivers) directly to Landlord not more frequently than once per month.

C. Exclusions From Interior Improvement Costs Payable by Tenant: Prior to the Lease Commencement Date, the parties agree that, notwithstanding any contrary provision in this Agreement or the Lease, Tenant shall not be required to make payment on any cost related to the items covered under the Excluded Costs defined below prior to the earlier of (a) the Lease Commencement Date and/or (b) an event of default by Tenant under the Lease and/or Construction Agreement and/or (c) abandonment of the Lease by Tenant (collectively “Payment Acceleration Event(s)”) at which time Tenant shall be required to pay all excess cost of the Excluded Costs items that exceeds Landlord’s Cost Contribution ($4,500,000.00), and prior to a Payment Acceleration Event, only Landlord’s Cost Contribution shall be used to fund any Landlord Interior Improvements consisting of the following improvements: a gym structure, installation of the interior fire protection system down-heads, interior piping connected to sewer main, interior domestic water piping to connect to bathroom cores, wiring and electrical distribution to the Premises electrical system, telephone cabling connected to Premises telephone system, other data cabling interior distribution, gas meter installation, complete heating and air-conditioning system, complete building interior sanitary system, complete water and gas piping systems (including all piping required from any current exterior location to the Building supply to the extent the same has not been brought into the Building), processing piping (if any), complete thermal/acoustical insulation, standard width interior stairways with standard handrails, elevators, interior walls and movable or non-movable floor to ceiling partitioning, utility pads (including all construction elements of subject utility pads, including but not limited to enclosures), water and City and/or utility company water and sewer “Connection/Facility” fees including cost to hook up to the Alameda County Water District and/or the Union Sanitary District systems, school district fees (if any) and all design fees, plan check/building permit fees, contractor’s fees and Builder’s Risk insurance premiums as related to the Landlord Interior Improvements and other structural related costs (collectively “Excluded Costs”). Notwithstanding anything to the contrary herein, in the event Landlord’s total cost for said Excluded Costs exceeds Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00), (i) Tenant shall reimburse Landlord the cost for the Excluded Costs that exceeds Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) on the first Payment Acceleration Event to occur and (ii) Tenant shall pay one hundred percent (100%) of all costs for all other non-Excluded Costs of the Landlord Interior Improvements that constitute non-structural tenant improvements billed during the construction period and (iii) in no event shall Landlord’s total contribution to the cost of the Landlord Interior Improvements exceed Landlord’s Cost Contribution (a total of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00)) for all costs incurred under Paragraphs 1.B (Landlord Interior Improvements), 5.B (Landlord’s Interior Improvement Costs) and this 5.C and Tenant shall be responsible for any and all amounts due in excess of Landlord’s Cost Contribution of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00).

Page 52 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

For example:

Assume the total Landlord Interior Improvements cost are: $8,000,000.00 (of which $5,000,000 .00 are for items of Excluded Costs).

Total Landlord Cost Contribution: $4,500,000.00

Total Excess over Landlord Cost Contribution to be paid by Tenant: $3,500,000.00

In which event Tenant’s payments would be made as follows:

Prior to the Lease Commencement Date, Tenant shall pay, within twenty (20) days of receipt of an invoice from Landlord, one hundred percent (100%) of the cost ($3,000,000.00) for the non-Excluded Costs items; and

After the Lease Commencement Date, Tenant shall pay Landlord, within ten (10) days of receipt of an invoice from Landlord, $500,000.00 of the Excluded Costs items.

6. CHANGES, MODIFICATIONS, OR ADDITIONS TO THE PLANS, SPECIFICATIONS AND/OR PREMISES: Once the Final Landlord Interior Plans have been approved by Landlord and Tenant, Tenant shall not have the right to order extra work or make change orders with respect to the construction of the Landlord Interior Improvements without the prior written consent of Landlord. All extra work or change orders requested by Tenant shall be made in writing and shall become effective and a part of the Final Landlord Interior Plans only once approved in writing by both parties and Tenant shall pay to Landlord the net increase in cost (if any) for the change order within twenty (20) days of receipt of the related invoice(s) from Landlord.

7. TENANT DELAYS: Landlord and Tenant acknowledge that the date on which Tenant’s obligation to pay Rent under the Lease would otherwise commence may be delayed because of a delay in completion of construction of the Landlord Interior Improvements due to (i) Tenant’s failure to approve plans and specifications for the Landlord Interior Improvements by the due date set in the Performance Schedule, (ii) Tenant’s failure to give any necessary approval or consent by the dates set forth herein (unless Tenant has reasonable ground for withholding such consent or approval and has conveyed the same in writing to Landlord), (iii) any act by Tenant which interferes with or delays construction of the Landlord Interior Improvements, including Tenant’s entry to install trade fixtures pursuant to Lease Paragraph 2.C (Early Entry), (iv) any changes, modifications and/or additions in the Cold Shell Improvements and/or Landlord Interior Improvements requested by Tenant and approved by Landlord, or (v) special materials or equipment ordered or specified by Tenant that cannot be obtained by Landlord at normal cost within a reasonable period of time because of limited availability. With respect to clause (v) of the preceding sentence, as a condition to asserting any delay by Tenant thereunder, Landlord must inform Tenant as soon as possible that special materials or equipment are included in the Landlord Interior Improvements and the expected delay associated therewith. It is the intent of the parties hereto that the commencement of Tenant’s obligation to pay Rent under the Lease not be delayed by any of such causes or by any other act of Tenant and, in the event it is so delayed, Tenant’s obligation to pay Rent under the Lease shall commence as of the date it would otherwise have commenced absent delay caused by Tenant, provided that within a reasonable period of time after learning of the occurrence of the cause of any such delay, Landlord notifies Tenant in writing of the fact that such delay has occurred and the known or anticipated extent of any such delay.

Page 53 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

8. AUTHORITY TO EXECUTE: The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and that the individuals executing this Agreement are authorized to bind the parties to all of the terms, covenants and conditions of this Agreement.

9. CHOICE OF LAW/VENUE; SEVERABILITY: This Agreement in all respects be governed by and construed in accordance with the laws of the County of Alameda in the State of California and each party specifically stipulates to venue in Alameda County. If any provisions of this Agreement shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

/

/

/

/

/

/

/

/

/

/

[Remainder of page intentionally left blank]

/

/

/

/

/

/

/

/

/

/

Page 54 of 55	Initial: /S/ JA; RP; VP

Ardenwood IV-8

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Agreement as of the day and year last written below.

LANDLORD:			TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST			ELECTRONICS FOR IMAGING, INC.,
a Delaware corporation

By	/S/ John Arrillaga	By	/S/ Vincent Pilettte
	John Arrillaga, Trustee		Vincent Pilette, Chief Financial Officer

Date:	4/19/13	Date:	4/19/13

RICHARD T. PEERY SEPARATE
PROPERTY TRUST

By	/S/ Richard Peery
Richard T. Peery, Trustee

Date:	4/19/13

Page 55 of 55	Initial: /S/ JA; RP; VP